                                                                       Exhibit 2


================================================================================

                          ----------------------------

                          JAC Share Purchase Agreement

                          ----------------------------


                          dated as of September 6, 2001

                                 by and between

                            1. Jackstadt Holding GmbH

                            (hereinafter "Seller 1")

                                2. Etiketten GmbH

                            (hereinafter "Seller 2")

                          (collectively the "Sellers")

                         3. AVERY DENNISON HOLDING GMBH

                          (hereinafter the "Purchaser")

                                       and

                          4. Avery Dennison Corporation

                          (hereinafter the "Guarantor")

================================================================================

PREAMBLE

WHEREAS, Sellers are the owners of all outstanding shares in Jackstadt Vermogensverwaltungs GmbH, a German limited liability company, registered with the commercial register of the local court in Wuppertal under HR B 10433 ("JAC
                                                                           ---
NewCo");
-----

WHEREAS, as of Closing JAC NewCo will be the owner of all outstanding shares in Jackstadt GmbH and all non-European companies to the extent formerly owned by Seller 1 or Seller 2, and whereas such companies and their subsidiaries are active in the business of manufacturing and selling pressure sensitive materials (the "Business");
      --------

WHEREAS, Sellers are willing to sell to Purchaser, and Purchaser, after having conducted a review of certain financial, environmental, tax and legal information relating to Sellers' activities in the Business (the "Due
                                                                  ---
Diligence"), is willing to buy from Sellers all of the outstanding shares in JAC
---------
NewCo;

WHEREAS, the parties have executed a reference deed comprising all exhibits (including the Disclosure Letter) mentioned in this Agreement (deed of the notary public Stephan Cueni of September 5, 2001, deed roll no. A.Prot. 2001/332) (the "Reference Deed"). The Reference Deed forms an integral part of
                --------------
the present Notarial Deed.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, each of the parties agrees to this Share Purchase Agreement (the "Agreement") as follows:
                ---------

1.       FACTS; SUBJECT OF TRANSACTION

1.1 The registered share capital (Stammkapital) of JAC NewCo amounts to EUR 25,000 (in words: EURO twenty-five thousand) and is divided into one share in the nominal amount of EUR 24,550 (in words: EURO twenty-four thousand five hundred and fifty) and one share in the nominal amount of EUR 450 (in words: EURO four hundred fifty).

1.2 Seller 1 is as of the date hereof the owner of one share in the nominal amount of EUR 24,550 (in words: EURO twenty-four thousand five hundred fifty) in JAC NewCo acquired by notarial deed of the notary Dr. Udo Anton dated May 4, 2001 (Deed Roll No. 925/2001) and will acquire one share in JAC NewCo in the nominal amount of EUR 29,600 (in words: EURO twenty-nine thousand six hundred) in connection with the Foreign Sub Contribution Agreement and one share in JAC NewCo in the nominal amount of EUR 44,800 (in words: EURO forty-four thousand eight hundred) in connection with the JAC Contribution Agreement (the "Seller 1 Shares").
                                                              ---------------

1.3 Seller 2 is as of the date hereof the owner of one share in the nominal amount of EUR 450 (in words: EURO four hundred fifty) in JAC NewCo acquired by notarial deed of the notary Dr. Udo Anton dated May 4, 2001 (Deed Roll No. 925/2001) and will acquire one share in JAC NewCo in the nominal amount of EUR 600 (in words: EURO six hundred) in connection with the JAC Contribution Agreement (the "Seller 2 Shares", and
                                                   ----------------
         together with the Seller 1 Shares, the "JAC Shares").
                                                 ----------

1.4 Subject to the condition precedent of Closing, Seller 1 will promptly after the notarization of this Agreement transfer under an agreement dated also as of the date hereof which in form and substance is attached to the Reference Deed as Exhibit 1.4 (the "JAC Asset Transfer
                                           -----------       ------------------
         Agreement") to Jackstadt GmbH, a German limited liability company,
         ---------
         registered with the commercial register of the local court Wuppertal under HR B 5343 ("JAC GmbH") all assets owned by Seller 1 related to
                           --------
         the Business, which, immediately before such transfer, were being used by JAC GmbH and assume the pension liability of Seller 1 towards Dr. Werner Jackstadt (the "Jackstadt Pension Liability"). Seller 1 shall
                                ---------------------------
         receive a purchase price in the form of
         a receivable from JAC GmbH in the amount of DM 11,755,773.91 (the "Asset Transfer Receivable"). In addition, Seller 1, under the JAC
          -------------------------
         Asset Transfer Agreement, shall transfer all its assets related to the Business or any JAC Group Company remaining after completion of the transfer set forth in this Section 1.4 (first sentence) and Sections
         1.5 and 1.6, including, without limitation, receivables, shares in JAC Group Companies, if any, and claims for payment of dividends against any of the JAC Group Companies to JAC NewCo, provided that this
                                                      --------
         transfer shall not include the shares of Seller 1 in Knaup GmbH, a dividend claim against Knaup GmbH in an amount of DM 618.450 as well as all claims, rights and obligations resulting from this Agreement and any agreements related hereto (including, without limitation, the right to receive the Purchase Price as specified in this Agreement).


1.5 Subject to the condition precedent of Closing, Seller 1 will promptly after the notarization of this Agreement transfer under a contribution agreement dated also as of the date hereof which in form and substance is attached to the Reference Deed as Exhibit 1.5(a) (the "Foreign Sub
                                              --------------       -----------
         Contribution Agreement") to JAC NewCo the shares of the companies as
         -----------------------
         directly or indirectly held by Seller 1 and listed in Exhibit 1.5(b) to
                                                               --------------
         the Reference Deed (the "Non-European JAC Companies") and its shares in
                                  --------------------------
         Jacfrance S.a.r.l. as well as its shares in Jackstadt France S.a.r.l. in exchange for a new share in JAC NewCo in the nominal amount of EUR 29,600 (in words: EURO twenty-nine thousand six hundred).

1.6 Subject to the condition precedent of Closing, Seller 1 and Seller 2 will promptly after the notarization of this Agreement transfer under a contribution agreement dated also as of the date hereof which in form and substance is attached to the Reference Deed as Exhibit 1.6 (the
                                                            -----------
         "JAC Contribution Agreement") to JAC NewCo all shares in JAC GmbH in
          --------------------------
         exchange for a new share to be issued to Seller 1 in the nominal amount of EUR 44,800 (in words: EURO forty-four thousand eight hundred), and a new share to be issued to Seller 2 in the nominal amount of EUR 600 (in words: EURO six hundred), in JAC NewCo.

1.7 Subject to the condition precedent of Closing, Dr. Werner Jackstadt will promptly after the notarization of this Agreement transfer under a share transfer agreement dated also as of the date hereof, which in form and substance is attached to the Reference Deed as Exhibit 1.7
                                                                 -----------
         (the "JAC Italia Purchase Agreement") to JAC NewCo (i) one share in the
               -----------------------------
         nominal amount of ITL 84,455,000 in JAC Italia S.r.l., Milano and (ii) one share in the nominal amount of GBP 1 in Jacpaper Limited, both of which he holds as a trustee for JAC GmbH.

1.8 Subject to the condition precedent of Closing, Seller 2 will promptly after the notarization of this Agreement transfer under a share purchase agreement dated also as of the date hereof which in form and substance is attached to the Reference Deed as Exhibit 1.8 (the "JAC
                                                        -----------
         Brasil Purchase Agreement") to JAC GmbH all shares held by Etiketten GmbH in Jac do Brasil Ltda.

1.9 JAC GmbH is the direct or indirect owner of all outstanding shares of the companies as listed in Exhibit 1.9 to the Reference Deed (the
                                    -----------
         "European JAC Companies").
          ----------------------

1.10 Seller 1 shall indemnify Purchaser for any liability, including, without limitation, Tax liability resulting from the transactions referred to in Sections 1.4 through 1.8 and Section 1.11 and/or any actions related thereto.

1.11 Seller 1 has executed (i) on September 1, 2001 an option agreement with inter alia Sergio Garcia Ruiz and Jackstadt de Mexico S.A. de C.V. (the "Mexican Option Agreement") under which Seller 1 has the right to
          ------------------------
         acquire all of the outstanding shares not yet owned by it in Jackstadt de Mexico S.A. de C.V. (the "Mexican Option"), and (ii) on September 3,
                                      --------------
         2001 an option agreement with inter alia Santiago Javier Arango Santamaria and Jackstadt de Mexico S.A. de C.V. (the "Colombian Option
                                                               ----------------
         Agreement", together with the Mexican Option Agreement the "Latin
         ---------                                                   -----
         Option Agreements") under which Seller 1 has the right to acquire all
         -----------------
         of the
         outstanding shares not yet owned by it in Jac Colombia S.A. (The "Colombian Option", and together with the Mexican Option the
          ----------------                                 ----------
         "Latin Options").
          -------------

1.12     The "JAC Group" shall mean JAC NewCo, JAC GmbH, the  Non-European JAC
              ---------
         Companies and the European JAC Companies; each company of the JAC
                                                                       ---
         Group shall be a "JAC Group Company"; the shares in the JAC Group
                           -----------------
         directly or indirectly held by Sellers shall be the "JAC Group
                                                              ---------
         Shares".
         ------

1.13     "Fully Owned JAC Group Companies" shall mean all JAC Group Companies in
          -------------------------------
         which Sellers either individually or together directly or indirectly, legally or beneficially, hold 100% of the shares; all other JAC Group Companies shall be "Non Fully Owned JAC Group Companies".
                             -----------------------------------

2.       SALE AND TRANSFER OF SHARES BY SELLERS


2.1 Seller 1 hereby sells the Seller 1 Shares and the Asset Transfer Receivable, and Seller 2 hereby sells the Seller 2 Shares including all dividend rights with respect to past, present or future profits (unless distributed already as of the date hereof) and all other ancillary rights related thereto to Purchaser. Purchaser hereby purchases the Seller 1 Shares, the Asset Transfer Receivable and the Seller 2 Shares, including all dividend rights with respect to past, present or future profits (unless distributed already as of the date hereof) and all other ancillary rights related thereto. The purchase and sale of the JAC Shares and the Asset Transfer Receivable shall have economic effect as of the Closing Date.

2.2 Subject to the terms and conditions stated hereinafter, Seller 1 hereby assigns the Seller 1 Shares and the Asset Transfer Receivable, and Seller 2 hereby assigns the Seller 2 Shares with effect in rem as of the Closing Date and Purchaser hereby accepts such assignment of the JAC Shares and the Asset Transfer Receivable; provided that the
                                                       --------
         transfer of the JAC Shares and the Asset Transfer Receivable from Sellers to Purchaser shall in any case be subject to the condition precedent that (i) Seller 1 has received on the Closing Date the Reduced Purchase Price less the Trust Amount, (ii) the Holdback has been paid to the Trust Account, and (iii) the Mexico Holdback and/or the Colombia Holdback have been paid to the Trust Account.

3.       SIGNING DATE, CLOSING DATE

3.1      The "Signing Date" shall be the date hereof.
              ------------

3.2 Unless otherwise agreed by the parties, the consummation of all transactions contemplated by this Agreement (the "Closing") shall occur
                                                           -------
         in Dusseldorf or such other place as agreed between the parties on the last day of the month in which the Closing Conditions are satisfied. The date of the Closing is referred to herein as the "Closing Date";
                                                               ------------
         provided that for all purposes the Closing shall be deemed to be
         --------
         effective as of 24:00 h on the Closing Date.

4.       CONDITIONS TO CLOSING

4.1 The obligations of Sellers and Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions as of the Closing (the "Closing Conditions"):
                                                      ------------------

4.1.1 Unless otherwise agreed between the parties, clearance with all cartel offices competent for the transactions contemplated by this Agreement and no proceeding having been commenced or threatened by any cartel office competent for the transactions contemplated hereunder; without limiting the foregoing, all consents, approvals and waivers from governmental and international authorities necessary to permit the performance of this Agreement shall have been obtained and the applicable waiting period, including any extension thereof, under any appli-
         cable antitrust or trade regulation laws of any applicable jurisdiction shall have expired or been terminated (collectively the "Governmental
                                                                  ------------
         Clearances").
         ----------

4.1.2    Confirmation by Sellers that all representations and warranties in
         Section 8 of this Agreement remain true, complete and correct as of the Closing Date, subject to the update by Sellers of all Exhibits to the Disclosure Letter mentioned in Section 8 of this Agreement being satisfactory to Purchaser; provided that for purposes of the
                                    --------
         satisfaction of the Closing Condition set forth in this Section 4.1.2, the parties agree that the update by Sellers will be deemed to be satisfactory to Purchaser unless, between Signing and Closing, Purchaser discovers, or Sellers disclose, facts or circumstances (collectively the "New Facts") which would be reasonably likely to
                            ---------
         result in a Purchaser Indemnification Amount greater than DM 10,000,000 (in words: Deutsche Mark ten million) individually or in the aggregate. If the effect of the New Facts, taken together, would be reasonably likely to result in a claim for a Purchaser Indemnification Amount of DM 10,000,000 (in words: Deutsche Mark ten million) or less, such Purchaser Indemnification Amount shall be offset against the Purchase Price to be paid by Purchaser at Closing. If the parties cannot agree on the exact amount of such Purchaser Indemnification Amount, but agree that it is DM 10,000,000 (in words: Deutsche Mark ten million) or less, then such portion of the Purchaser Indemnification Amount as agreed between the parties shall be offset against the Purchase Price, with any excess amount claimed by Purchaser to be paid into the Trust Account pursuant to the Trust Agreement at Closing. If the parties cannot agree whether such Purchaser Indemnification Amount is more or less than DM 10,000,000 (in words: Deutsche Mark ten million), then the parties will appoint an arbitrator admitted both as a certified public accountant (Wirtschaftsprufer) and as a lawyer (Rechtsanwalt) in Germany who will make such a determination that will be final and legally binding (within the limits of ss. 319 of the German Civil Code) on the parties within six (6) weeks after his or her appointment. If the parties are unable to agree on an arbitrator within two (2) weeks after one of the parties proposes a qualified individual, the German Institute of Certified Public Accountants (Institut der Wirtschaftsprufer) shall appoint such an arbitrator. Whether the updates of the Exhibits to the Disclosure Letter are satisfactory within the meaning of this Section 4.1.2 in no way limits or qualifies the representations, warranties, covenants, remedies or other rights and obligations under this Agreement which continue to apply in the form and substance in which they were given on the date of this Agreement without reference to any updates of the Exhibits. The costs for the arbitration shall be borne by the parties in accordance with ss. 91 et seq. of the German Civil Procedure Act (ZPO); the arbitrator shall determine the particulars of the allotment of the costs.

4.1.3 All actions by Sellers provided for in this Agreement or related documents or agreements, and all covenants of Sellers under this Agreement required to be fulfilled on or before Closing, being fulfilled at the latest at Closing in all material respects.

4.1.4 All actions by Purchaser provided for in this Agreement or related documents or agreements, and all covenants of Purchaser under this Agreement required to be fulfilled on or before Closing, being fulfilled at the latest at Closing in all material respects.

4.1.5 Obtaining of all required third party consents and approvals the failure to obtain of which would (i) frustrate the purpose of the transactions contemplated by this Agreement or (ii) materially diminish the value of the transactions contemplated by this Agreement, in each case in the reasonable judgement of a prudent business person in the position of Purchaser.

4.1.6 No circumstances other than related to antitrust issues, having occurred in the Business of the JAC Group taken as a whole since the Signing Date which would (i) frustrate the purpose of the transactions contemplated by this Agreement or (ii) materially diminish the value of the transaction, in each case in the reasonable judgement of a prudent business person in the position of Purchaser, provided that such
                                                       --------
         circumstances are related primarily to the conduct of the

         Business by the JAC Group Companies rather than to general trends in the economy or the business sectors in which the Business is conducted (a "Material Adverse Change").
             -----------------------

4.1.7 Termination of all profit and loss transfer agreements and domination agreements (Beherrschungs- und Gewinnabfuhrungsvertrage) between Sellers and/or their affiliates (other than the JAC Group Companies) and any of the JAC Group Companies.

4.1.8 No proceeding having been commenced or threatened (with the exception of antitrust proceedings, which shall be governed by Sections 4.1.1,
         5.1 and 5.3, and any such proceedings by third parties whose consent or approval is not a Closing Condition governed by Section 4.1.5 which are based on the failure to obtain their consent or approval) (i) involving any challenge to, or seeking damages or other relief in connection with, or otherwise materially interfering with, any of the transactions contemplated under this Agreement unless such proceeding is obviously without merit (offensichtlich unbegrundet), or (ii) which would be likely to have the effect of preventing, substantially delaying or making illegal any of the transactions contemplated under this Agreement.

4.1.9 No claim having been made or threatened by any person (with the exception of claims by third parties whose consent or approval is not a Closing Condition governed by Section 4.1.5 which are based on the failure to obtain their consent or approval) asserting that such person
         (i) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any of the JAC Group Shares, or any other voting, equity, or ownership interest in, any of the JAC Group Companies, or (ii) is entitled to all or any portion of the Purchase Price.

4.1.10 With the exception of antitrust proceedings, which shall be governed by Sections 4.1.1, 5.1 and 5.3, neither the consummation nor the performance of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Purchaser or any person affiliated with Purchaser to suffer any material adverse consequences under, (i) any applicable order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty (each, a "Legal Requirement") or any award,
                                      -----------------
         decision, injunction, judgment, order, ruling, subpoena, decree, writ, assessment, or verdict entered, issued, made, or rendered by any court, administrative agency, or other governmental body or by any arbitrator (each, an "Order"), or (ii) any applicable Legal Requirement or Order
                    -----
         that has been published, introduced, or otherwise proposed by or before any governmental body.

4.1.11 Execution of the Latin Option Agreements by Seller 1 and exercise of the Latin Options by JAC NewCo.

4.2 If either party negligently or intentionally, based on facts and circumstances known at the time, alleges the non-satisfaction of a Closing Condition, such party shall indemnify the other party for all Losses resulting therefrom.

4.3 Purchaser shall be entitled to waive the fulfillment by Sellers of the Closing Conditions set forth in Sections 4.1.2, 4.1.3, 4.1.5, 4.1.6, 4.1.7, 4.1.8, 4.1.9, 4.1.10 and 4.1.11, and Sellers shall be entitled to waive the fulfillment by Purchaser of the Closing Condition set forth in Section 4.1.4, and both parties jointly shall be entitled to waive the fulfillment of the Closing Condition set forth in Section
         4.1.1 (to the extent legally permissible), in each case in whole or in part, in which case the respective Closing Condition, or the respective part thereof, is deemed to be fulfilled for purposes of this Agreement. Such a waiver in no way limits or qualifies the representations, warranties, covenants, remedies or other rights and obligations under this Agreement which continue to apply.

5.       COVENANTS; ANTITRUST FILINGS

5.1 Subject to the terms of this Agreement, each party shall use its reasonably best efforts to cause the Closing to occur as soon as possible, including reasonably best efforts to cause each of the conditions set forth in Section 4 to be satisfied as soon as possible, provided that this sentence shall not be construed such that it constitutes an obligation of Sellers or Purchaser to take any action to remove any Restraining Order or to prevent any competent antitrust authority from threatening to seek such a Restraining Order from a court of competent jurisdiction, or to prevent any competent antitrust authority or court of competent jurisdiction from threatening to issue a Restraining Order. No party shall have any right to delay or refuse the Closing for any reason other than the non-fulfillment of any of the conditions set forth in Section 4.1. The parties shall cooperate in good faith to obtain all required approvals of governmental authorities and agencies as well as of third parties (including banks or co-shareholders in JAC Group Companies) to consummate the transactions contemplated hereunder.

5.2 As of the date hereof and, except as otherwise expressly provided herein or as expressly consented to in writing by Purchaser which consent is not to be unreasonably withheld or delayed, until the Closing, the Sellers shall cause each of the JAC Group Companies (and with respect to the Non-Fully Owned JAC Group Companies Sellers shall use their reasonably best efforts) to

5.2.1 conduct the Business only in the Ordinary Course of Business except for any activities listed in Exhibit 5.2.1 to the Reference Deed or
                                  -------------
         permitted by this Agreement (the "Permitted Transactions"); Seller 1
                                           ----------------------
         will keep Purchaser informed about any significant events with respect to the Permitted Transactions. "Ordinary Course of Business" within the
                                         ---------------------------
         meaning of this Agreement shall mean that the Business shall be conducted in the ordinary course consistent with past practice and that
         (a) none of the JAC Group Companies will (i) permit any of its assets to be sold or otherwise disposed of, other than sales of inventory, and disposals of assets of a fair market value not exceeding DM 30,000 (in words: Deutsche Mark thirty thousand) in an individual case, in the ordinary course consistent with past practice, or be subjected to any Lien other than in connection with customary retention of title or security transfer arrangements, (ii) make any capital expenditure or commitment therefor involving an obligation in excess of DM 500,000 (in words: Deutsche Mark five hundred thousand), (iii) cancel or waive any claims or rights of substantial value, (iv) enter into any agreement with a fixed minimum contractual period of more than one (1) year, except with regard to cars, forklifts or office equipment, (v) amend or prematurely terminate any contracts, arrangements or understandings, whether oral or written ("Contract" or "Contracts") which is material
                                   --------      ---------
         to its business, (vi) renew, extend or modify any lease of real property or capital lease with a fixed term of more than one (1) year,
         (vii) accelerate the collection of accounts receivable other than in the ordinary course consistent with past practice, (viii) effect any reduction of inventory other than in the ordinary course of business consistent with past practice, (ix) enter into any agreement or transaction with, or for the benefit of, Sellers or Sellers' affiliates (other than a JAC Group Company), (x) declare, set aside or pay any dividend or other distribution with respect to its capital stock other than the dividends set forth in Exhibit 8.2.6 to the Reference Deed;
                                         -------------
         provided that any funds received by Sellers from such dividend payments
         --------
         shall solely have been, and be, used to reduce the bank debt of Sellers qualifying as Financial Debt of Seller 1 and/or to effect contributions to equity of any JAC Group Company, (xi) repurchase, redeem or acquire any outstanding shares of capital stock, (xii) effect any material change in accounting principles, practices or methods, (xiii) increase the rate or terms (including, without limitation, any acceleration of the right to receive payments) of the compensation, including without limitation bonus, payable or to become payable to its directors, officers or employees, except for regularly scheduled employee raises, or raises that, in the case of executive officers, have been approved and disclosed to Purchaser in writing prior to the date hereof, (xiv) increase the rate or terms (including, without limitation, any acceleration of the right to receive payment) of any insurance, pension, retirement, health and welfare, or other employee benefit plan or arrangement covering any such directors, officers or employees, except, in the case of employees, increases occurring in the ordinary course of business consistent with past practice, (xv) agree, whether or not in writing, to do any of the foregoing, and, that (b) Sellers and the JAC Group Companies will use their reasonably best efforts to (i) preserve customer relationships,
         (ii) keep in place the services of the employees and executive employees, (iii) preserve assets in good working condition and (iv) maintain current insurance coverage;

5.2.2 terminate at Purchaser's request all intercompany agreements between Sellers and their affiliates (other than the JAC Group), on the one side, and any of the JAC Group Companies, on the other side (the "JAC
                                                                           ---
         Intercompany Agreements");
         -----------------------

5.2.3 procure at Purchaser's request the resignation of all or certain board members or members of other committees of each of the

         JAC Group Companies which are freely designated by Sellers or any of their affiliates (other than the JAC Group) and which are not employees or executive employees of the JAC Group (the "JAC Non-Executive
                                                       -----------------
         Directors") with effect as of the later of (i) the Closing Date and
         ---------
         (ii) the date on which Purchaser has taken the necessary steps to designate replacements; provided that Sellers shall indemnify each of
                                 --------
         the JAC Group Companies in accordance with Section 10 of this Agreement with respect to any present, future, vested and non-vested claims of any such JAC Non-Executive Directors against them, which are not sufficiently accrued for in the Financial Statements 2000.

5.3      With respect to antitrust filings the following is agreed:

5.3.1 Purchaser and Sellers shall, without undue delay but in any event within the required statutory periods, as may be extended with the consent of the relevant competent antitrust authority, file or cause to be filed with competent antitrust authorities any notifications as Purchaser and Seller 1 consider appropriate with respect to the transactions contemplated hereby (collectively, the "Antitrust
                                                              ---------
         Filings"). Sellers and Purchaser shall diligently cooperate and (i)
         -------
         make the Antitrust Filings without undue delay and (ii) respond to any requests for additional information made by any applicable antitrust authorities in a timely, complete and correct manner.

5.3.2 In the event that competent antitrust authorities (i) advise the parties that they will not approve any transaction contemplated hereunder, (ii) issue, or seek from a court of competent jurisdiction, a restraining order, or (iii) solicit a divestiture commitment or make approval of the transaction conditional on any other commitment by one or both parties (collectively a "Restraining Order") or should threaten
                                          -----------------
         to do so, the parties will consult in good faith to find solutions which will result in the approval of the transaction, or the non-issuance or cancellation of such Restraining Order, respectively, provided that this sentence shall not be construed such that it
         --------
         constitutes an obligation of Sellers or Purchaser to take any action to remove any Restraining Order or to prevent any competent antitrust authority from threatening to seek such a Restraining Order from a court of competent jurisdiction, or to prevent any competent antitrust authority or court of competent jurisdiction from threatening to issue a Restraining Order.

5.3.3 Each party shall promptly notify the other party of any material communication to that party from any applicable antitrust authority and consult with the other party regarding any proposed communication to an applicable antitrust authority. Each party shall consult with the other party regarding any meeting with any applicable antitrust authority in respect of any filings, investigation or other inquiry, and to the extent appropriate give the other party the opportunity to attend and participate thereat. Subject to the joint defense privilege, each of the parties will coordinate and cooperate fully with the other in exchanging such information (either directly or through counsel) and providing such assistance as the other may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods or in connection with other consents. Subject to the joint defense privilege, counsel for the parties may exchange copies of correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any applicable antitrust authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

5.3.4 In the event the Closing Condition stated in Section 4.1.1 cannot be fulfilled, even under consideration of Sections 5.3.2 and 5.3.3, before April 30, 2002 (the "Termination Date"), either party may terminate
                              ----------------
         this Agreement by giving written notice to the other party. In such event this Agreement shall become null and void except for this Section 5.3.4, Section 12 (Expenses and Fees), Section 13 (Notices), Section
         14.3 (Headings), Section 14.4 (Default Interest), Section 14.8 (Confidentiality), Section 14.10 (Governing Law), Section 14.12 (Arbitration), Section 14.13 (Third Party Rights) and Section 14.14 (Severability) and no party shall be entitled to hold the other liable for any cost reimbursement or otherwise, except if the other party is in breach of any covenant hereunder in which case the party in breach shall indemnify the non-breaching party for any Loss resulting from such breach in accordance with Section 10.

5.4 Purchaser shall continue to use and maintain the name, logo and trademark "JAC" and "Jackstadt" in connection with the Business.

5.5 Purchaser agrees to move its Fasson Europe Group headquarters based in Leiden (Netherlands) to Wuppertal, Germany or the immediate area. Subject to any legal requirements, Exhibit 5.5 to the Reference Deed
                                            -----------
         outlines the strategies and current thoughts for the integration of the two businesses based on the information available to Purchaser as of the date of such Exhibit 5.5 to the Reference Deed.
                          -----------

5.6      Omitted: relates to personnel matters.

5.7 If a third party consent (except for a consent required to avoid a premature termination of a financing agreement, if the financing agreement does not provide for a penalty to be paid by the respective JAC Group Company in case of such a premature termination as a consequence of the consummation of the transactions contemplated by this Agreement) for the consummation of the transactions contemplated by this Agreement cannot be obtained before the Closing Date, and Purchaser has complied with its cooperation obligation under Section 5.1, Seller 1 shall indemnify Purchaser in accordance with Section 10 for all Losses resulting from the non-obtaining of such third party approval, provided that the Cap shall not apply.
                   --------

5.8      With respect to JAC Mexico and JAC Colombia, the following is agreed:

5.8.1 Seller 1 shall procure that JAC NewCo as of the Closing Date, under the condition precedent that the Closing occurs, has the right to acquire all of the outstanding shares in Jackstadt de Mexico S.A de C.V. ("JAC
                                                                            ---
         Mexico") and JAC Colombia S.A. ("JAC Colombia") (together the "Latin JV
         ------                           ------------                  --------
         Shares"). The Purchase Price shall be reduced by the excess (the "Latin
         ------                                                            -----
         Reduction") of (i) the total amount required in connection with the
         ---------
         acquisition of the Latin JV Shares from the shareholders of JAC Mexico and JAC Colombia, including, without limitation, the purchase price for the Latin JV Shares and all amounts required to be contributed to JAC Mexico to effect any dividend distribution or other payment or distribution in connection with the acquisition of the Latin JV Shares, but excluding the portion of any such dividend, net of any non-refundable taxes, received by any of the JAC Group Companies (the "Latin JV Purchase Price") over (ii) USD 10,000,000 (in words: USD ten
          -----------------------
         million) (the "AD Financing"). The AD Financing shall be contributed,
                        ------------
         loaned or otherwise provided by Purchaser or Guarantor to JAC NewCo at the date on which the Latin JV Purchase Price becomes due. Seller 1 shall indemnify Purchaser for any liability, including without limitation, Tax liability resulting from the acquisition of the Latin JV Shares and/or any pre-acquisition actions related thereto.

5.8.2 The parties agree that for purposes of calculating the Reduced Purchase Price in Section 6.3 at the Closing the Latin Reduction shall be equal to the DM equivalent of USD 7,000,000 as determined five (5) business days before the Closing Date by applying the middle rate as published in the "Handelsblatt" (the "Preliminary Latin Reduction"); the
                                     ---------------------------
         difference between the Latin Reduction and the Preliminary Latin Reduction shall be paid by Seller 1 to Purchaser (if the Latin Reduction exceeds the Preliminary Latin Reduction) or by Purchaser to Seller 1 (if the Preliminary Latin Reduction exceeds the Latin Reduction), within ten (10) days, after Seller 1 and Purchaser have agreed on the Latin Reduction, in each case plus Contractual Interest from the Closing Date until the date the excess amount is paid. If the parties disagree on the amount of the Latin Reduction, they will appoint an arbitrator admitted both as a certified public accountant (Wirtschaftsprufer) and as a lawyer (Rechtsanwalt) in Germany who will make such determination that will be final and legally binding (within the limits ofss. 319 of the German Civil Code) on the parties within three (3) months after his or her appointment. If the parties are unable to agree on an arbitrator within four (4) weeks after one of the parties proposes a qualified individual, the German Institute of Certified Public Accountants (Institut der Wirtschaftsprufer) shall appoint such an arbitrator. The costs for the arbitration shall be borne by the parties in accordance with(S). 91 et seq. of the German Civil Procedure Act (ZPO); the arbitrator shall determine the particulars of the allotment of the costs.

5.8.3 Seller 1 shall procure that JAC NewCo pays the currently outstanding final installment of USD 1,236,852 (in words: USD one million two hundred thirty six thousand eight hundred fifty two) (the "JAC Colombia
                                                                    ------------
         Installment") for the acquisition by JAC Mexico of its shares in JAC
         -----------
         Colombia. The Purchase Price shall be reduced by an amount equal to forty percent (40%) of the DM equivalent of the JAC Colombia Installment as determined five (5) business days before the Closing Date.

5.8.4 JAC NewCo shall without undue delay after the Closing Date perform all acts and make all declarations necessary to consummate the Latin Option Agreements as soon as possible. In light of the fact that under the Latin Option Agreements Jac NewCo shall acquire the Latin JV Shares only after the Closing Date, an amount of DM 43,150,000 (in words:
         Deutsche Mark forty-three million one hundred and fifty thousand) (the "Latin JV Holdback") of the Purchase Price shall be paid into the Trust
          -----------------
         Account on the Closing Date. Of the Latin JV Holdback an amount of DM 31,200,000 (in words: Deutsche Mark thirty-one million two hundred thousand) (the "Mexico Holdback") shall be paid to Seller 1 within five
                         ---------------
         days after the date on which the acquisition by JAC NewCo of all of the outstanding shares in JAC Mexico is consummated (the "Mexican Transfer
                                                               ----------------
         Date") and an amount of DM 11,950,000 (in words: Deutsche Mark eleven
         ----
         million nine hundred fifty thousand) (the "Colombia Holdback") shall be
                                                    -----------------
         paid to Seller 1 within five days after the date on which the acquisition by JAC NewCo of all of the outstanding shares in JAC Colombia is consummated (the "Colombian Transfer Date"). If the Mexican
                                       -----------------------
         Transfer Date has not occurred by the second anniversary of the Closing Date, the Mexico Holdback shall be paid to Purchaser within five days after such second anniversary, and if the Colombian Transfer Date has not occurred by the second anniversary of the Closing Date, the Colombia Holdback shall be paid to Purchaser within five days after such second anniversary.

5.9 With respect to the restructuring of Sellers and the JAC Group, Sellers procure as follows: All documents related to the restructuring of Sellers and the JAC Group (including without limitation Exhibit 1.4
                                                                 -----------
         through Exhibit 1.8 to the Reference Deed) will be notarized or signed,
                 -----------
         respectively, on or before the Signing Date and will be subject to the condition precedent of Closing. To the extent required, notarization will take place in Germany, and application letters to competent commercial registers will be certified on the Signing Date or immediately thereafter. The certifying notary will be instructed to file all relevant documents with competent commercial registers immediately after Closing.

5.10     With respect to JAC Thai KK, the following is agreed:

5.10.1 Seller 1 shall use its reasonably best efforts, and Purchaser shall cooperate with Seller 1, to obtain consent of Thai KK Industry Co., Ltd. and/or its affiliates to the continuation of the joint venture in Thailand ("JAC Thai KK") after the acquisition of the JAC Group by
                    -----------
         Purchaser (the "Thai Consent"). If the Thai Consent cannot be obtained
                         ------------
         within ninety (90) days after Closing, Seller 1 shall be obliged to pay to Purchaser an amount equal to the excess, if any, of (i) the investment of the JAC Group in JAC Thai KK as of Closing reflected in the Closing Financial Statements over (ii) the amount received by JAC Asia Pacific Pty Ltd. in the dissolution of JAC Thai KK (the "Thai
                                                                       ----
         Indemnification Amount").
         ----------------------

5.10.2 If the Thai Consent is not obtained within ninety (90) days after Closing, the Thai Indemnification Amount, if any, shall be paid by Seller 1 to Purchaser within ten (10) days after the parties have agreed to the amount of the Thai Indemnification Amount, if any, plus Contractual Interest on the Thai Indemnification Amount from the Closing Date until the date it is actually paid by Seller 1. If the parties disagree on the amount of the Thai Indemnification Amount, if any, they will appoint an arbitrator admitted both as a certified public accountant (Wirtschaftsprufer) and as a lawyer (Rechtsanwalt) in Germany who will make such determination that will be final and legally binding (within the limits of (S)319 of the German Civil Code) on the parties within three (3) months after his or her appointment. If the parties are unable to agree on an arbitrator within four (4) weeks after one of the parties proposes a qualified individual, the German Institute of Certified Public Accountants (Institut der Wirtschaftsprufer) shall appoint such an arbitrator. The costs for the arbitration shall be borne by the parties in accordance with (S)91 et seq. of the German Civil Procedure Act (ZPO); the arbitrator shall determine the particulars of the allotment of the costs.

5.11     If (i) JAC Malaysia Sdn. Bhd. ("JAC Malaysia") fails to obtain an
                                         -------------
         extension of its business license for at least one year from June 24, 2002 from the Malaysian Ministry of International Trade and Industry or other appropriate authority, and (ii) a permanent sale of a certain percentage of shares in JAC Malaysia ("Divestiture Percentage") is
                                                ----------------------
         required by the competent Malaysian authority, Seller 1 shall be obliged to pay to Purchaser an amount equal to 50% of the excess, if any, of (i) DM 17,300,000 (in words: Deutsche Mark seventeen million three hundred thousand) multiplied with the Divestiture Percentage, over (ii) the purchase price received in consideration for the divestiture of the shares in JAC Malaysia, provided that, if the
                                                    --------
         competent Malaysian authority has not required any sale of shares prior to June 24, 2003, Sellers shall no longer be liable under this Section 5.11.

5.12 Purchaser will buy a pollution legal liability insurance policy substantially in the form attached as Exhibit 5.12, and the Purchase
                                               ------------
         Price shall be reduced by the DM equivalent of USD 257,428 (in words:
         USD two hundred fifty-seven thousand four hundred twenty-eight) as determined five (5) business days before the Closing Date by applying the middle rate as published in the "Handelsblatt" for that date, which amount shall be used by Purchaser to buy such insurance policy. Purchaser will use its reasonably best efforts to pursue coverage under such insurance policy; provided that Purchaser shall not be obliged to take legal action against the insurance company providing coverage under such insurance policy, and nothing in this Agreement shall be construed to prevent Purchaser from pursuing its claims, if any, (including, without limitation, under Section 10 of this Agreement) against Sellers with respect to issues that may be covered by such insurance policy.

5.13 With respect to the conversion of Wilhelm Jackstadt & Co. KG into Jackstadt GmbH, Sellers undertake to take each and every action necessary to ensure the effectiveness of such conversion including, without limitation, an amendment of the articles of association of Etiketten GmbH to the effect that its shareholders are entitled to grant exemption from the restrictions on self-contracting under (S)181 of the German Civil Code and a respective resolution of the shareholders of Etiketten GmbH on the exemption of Dr. Werner Jackstadt from the restrictions on self-contracting with respect to his actions taken with regard to the above conversion of Wilhelm Jackstadt & Co. KG into Jackstadt GmbH.

6.       PURCHASE PRICE

6.1 The purchase price owed by Purchaser to Sellers as consideration for the sale and transfer of the JAC Shares hereunder, amounts to an aggregate of

         DM 413,000,000

         (in words: Deutsche Mark four hundred thirteen million)

         plus any v.a.t., if applicable, (the "Purchase Price") less any offset
                                               --------------
         in accordance with Section 4.1.2, Section 5.8.2, Section 5.8.3, Section
         5.12 and Section 6.2 (the "Reduced Purchase Price"). Thus, the parties
                                    ----------------------
         agree that the enterprise value of the JAC Group considering the Target Financial Debt is DM 630,000,000 (in words: Deutsche Mark six hundred and thirty million).

6.2      Omitted: relates to personnel matters.

6.3 On the Closing Date, of the Purchase Price an amount of DM 82,000,000 (in words: Deutsche Mark eighty two million) (the "Holdback") plus any
                                                            --------
         amounts to be paid into the Trust Account under Section 4.1.2, Section 5.8.4, Section 6.2 and Section 7.3 (together with the Holdback, the "Trust Amount") shall be paid into a trust account with Dresdner Bank,
          ------------
         Dortmund (the "Trust Account") pursuant to the trust agreement which in
                        -------------
         form and substance is attached as Exhibit 6.3 to the Reference Deed
                                           -----------
         (the "Trust Agreement"). The Trust Amount shall serve as security for
               ---------------
         claims of Purchaser against Sellers under this Agreement or any related Contracts. Of the Holdback DM 21,000,000 (in words: Deutsche Mark twenty one million) shall be paid to Seller 1 on the first anniversary of the Closing Date, DM 21,000,000 (in words: Deutsche Mark twenty one million) on the second anniversary of the Closing Date, accumulated interest earned in the Trust Account on DM 42,000,000 (in words:
         Deutsche Mark forty two million) ninety (90) days after the second anniversary of the Closing Date, DM 29,000,000 (in words: Deutsche Mark twenty-nine million) on the fifth anniversary of the Closing Date, accumulated interest earned in the Trust Account on DM 29,000,000 (in words: Deutsche Mark twenty-nine million) ninety (90) days after the fifth anniversary of the Closing Date, the remaining DM 11,000,000 (in words: Deutsche Mark eleven million) (the "Fourth Trust Installment")
                                                    ------------------------
         on the seventh anniversary of the Closing Date, and the accumulated interest earned in the Trust Account on DM 11,000,000 (in words:
         Deutsche Mark eleven million) ninety (90) days after the seventh anniversary of the Closing Date, all to the extent that on the respective due dates Purchaser does not have a claim for indemnification under Section 10. Notwithstanding the foregoing, if, on the fifth anniversary of the Closing Date, Dr. Werner Jackstadt and/or Mrs. Lore Jackstadt and/or a charitable fund founded by Dr. Werner Jackstadt and/or Mrs. Lore Jackstadt directly or indirectly hold all outstanding shares in Seller 1, Seller 1 has the right to request in writing that, within ten (10) days after such request has been received by Purchaser, the Fourth Trust Installment be paid into a bank account to be designated by Seller 1, provided that Seller 1 and the bank administering such bank account shall enter into an agreement also in favor of Purchaser (Vertrag zu Gunsten Dritter) according to which until the seventh anniversary of the Closing Date (i) the bank, by ten
         (10) days advance written notice to be calculated from the date of prospective receipt by Purchaser, shall inform Purchaser of any payment to be made out of this bank account which shall result in the amount so deposited in such bank account being less than DM 11,000,000 (in words:
         Deutsche Mark eleven million) and (ii) the funds deposited in such bank account shall be invested only in fixed interest bearing securities with a rating of at least investment grade. If and to the extent a party does not release any portions of the Trust Amount when due for release to the other party, such party shall pay to the other party interest at a rate of EURIBOR plus two percent (2%) p.a. (the "Contractual Interest") from the date on which such portion has become
          --------------------
         due until the date it is actually paid, minus accumulated interest, if any, earned in the Trust Account on the respective portion. The costs of the Trust Account shall be borne by Purchaser and Seller 1 equally.

6.4 The payment of the Reduced Purchase Price (except for the Trust Amount) shall be effected at the Closing, and the payments into and out of the Trust Account shall be made on the dates set forth in this Agreement, by wire transfer, free of charge, with full value and without any restrictions, to the following bank account of Seller 1 on behalf of both Seller 1 and Seller 2:

      Omitted: Bank Account Information

      or as otherwise directed by Seller 1. Any payment shall be advised by telephone. Such payment shall also release Purchaser from its payment obligation to Seller 2.

7.    PURCHASE PRICE ADJUSTMENT

      The Purchase Price shall be subject to an adjustment as follows:

7.1 The parties assume that as of the Closing Date the Financial Debt of the Consolidated Companies amounts to DM 217,000,000 (in words: Deutsche Mark two hundred seventeen million) (the "Target Financial Debt"). "Financial
                                           ---------------------     ---------
      Debt" means the balance of the following items on a consolidated basis:
      ----
      Verbindlichkeiten gegenuber Kreditinstituten (bank debt), plus Verbindlichkeiten aus der Annahme gezogener Wechsel und der Ausstellung eigener Wechsel (bills of exchange), plus Verbindlichkeiten gegenuber Gesellschaftern (liabilities to shareholders), plus Verbindlichkeiten gegenuber verbundenen Unternehmen (liabilities to group companies), plus Verbindlichkeiten gegenuber Beteiligungsunternehmen (liabilities to associated companies), plus other liabilities to Sellers and/or their shareholders and/or to related parties of Sellers and/or their shareholders which may be classified within sonstige Verbindlichkeiten (other liabilities), plus other interest-bearing financial liabilities of a debt nature which may be included within sonstige Verbindlichkeiten (other liabilities), minus Kassenbestand, Postbankguthaben, Guthaben bei Kreditinstituten (cash). Cash exceeding DM 10,000,000 (in words: Deutsche Mark ten million) may not be balanced against Financial Debt. "Consolidated Companies" means the Companies listed as such in the
       ----------------------
      consolidated financial statements of the JAC Group as of December 31, 2000 attached to the Reference Deed as Exhibit 7.1 (the "Financial Statements
                                        -----------       --------------------
      2000"). The conversion rates to be used to determine the Financial Debt
      ----
      shall be the middle rate as published in the "Handelsblatt" for the Closing Date (the "Contractual Conversion Rates").
                         ----------------------------

7.2 If as of the Closing Date the Financial Debt of the Consolidated Companies is higher than the Target Financial Debt, the Purchase Price will be reduced by such excess amount (the "Purchase Price Reduction"). Subject to
                                          ------------------------
      the provisions in Section 7.3, the Purchase Price Reduction shall be paid by Seller 1 to Purchaser within ten (10) days after the parties have agreed to the amount of the Purchase Price Reduction or such amount has been determined in accordance with Section 7.4 and/or Section 7.5.

7.3 On or before the Closing Date, the parties shall make a preliminary determination of the Purchase Price Reduction, if any, on the basis of the consolidated financial statements of the JAC Group prepared as of the end of the last calendar quarter immediately preceding the Closing Date (the "Preliminary Purchase Price Reduction"). Of the Purchase Price an amount
       ------------------------------------
      equal to the Preliminary Purchase Price Reduction shall be paid into the Trust Account pursuant to the Trust Agreement at Closing. If the Preliminary Purchase Price Reduction exceeds the Purchase Price Reduction, the excess amount shall be paid from the Trust Account to Seller 1, and an amount equal to the Purchase Price Reduction shall be paid to Purchaser, within ten (10) days after the parties have agreed to the amount of the Purchase Price Reduction or such amount has been determined in accordance with Section 7.4 and/or Section 7.5, in each case plus accumulated interest earned in the Trust Account on the respective amounts. If the Pre-

-

      liminary Purchase Price Reduction is less than or equal to the Purchase Price Reduction, such Preliminary Purchase Price Reduction plus accumulated interest earned in the Trust Account on the Preliminary Purchase Price Reduction, shall be paid from the Trust Account to Purchaser, and an amount equal to the difference between the Purchaser Price Reduction and the Preliminary Purchase Price Reduction plus Contractual Interest since the Closing Date on such difference shall be paid by Seller 1 to Purchaser, within ten (10) days after the parties have agreed to the amount of the Purchase Price Reduction or such amount has been determined in accordance with Section 7.4 and/or Section 7.5.

7.4 Purchaser shall ensure that as soon as possible, but not more than 30 days, after the Closing Date, the responsible management of the JAC Group shall prepare under the supervision of Mr. von Bahrfeldt or a person appointed by him consolidated financial statements of the JAC Group as of the Closing Date (the "Closing Financial Statements"). The Closing
                             ----------------------------
      Financial Statements shall be prepared in accordance with German GAAP, and consistent with past practice as set forth in the accounting guidelines of the JAC Group attached to the Reference Deed as Exhibit 7.4 (the "JAC
                                                      -----------       ---
      Guidelines"). The draft Closing Financial Statements as prepared by such
      ----------
      management shall be reviewed by BDO Deutsche Warentreuhand Aktiengesellschaft, Wirtschaftsprufungsgesellschaft, Essen, ("Auditor A")
                                                                    ---------
      engaged by Sellers. Purchaser shall procure that Auditor A has access to the management accounting and documents of the JAC Group Companies as if Accountant A audited regular financial statements for the JAC Group. Auditor A shall complete its review as promptly as reasonable, but no later than four (4) weeks after receipt of the draft Closing Financial Statements, and shall submit to Sellers and Purchaser the revised draft Closing Financial Statements. Such revised draft Closing Financial Statements shall then be submitted to PriceWaterhouseCoopers in Frankfurt am Main ("Auditor B") engaged by Purchaser for review. Seller 1 shall
                ---------
      procure that Auditor B shall have ordinary and customary access to Auditor A's working papers. Auditor B shall complete its review of the revised draft Closing Financial Statements as promptly as reasonable, but not later than four (4) weeks after Purchaser has received the revised draft Closing Financial Statements together with the draft report of Auditor A. To the extent that Auditor B and Auditor A agree to the draft Closing Financial Statements or jointly agree to amend the draft Closing Financial Statements, such Closing Financial Statements shall be audited by Auditor B and shall become binding on the parties. If, however, Auditor B and Auditor A cannot reach an agreement on any issues regarding the audit and/or evaluation in connection with the examination and the certification of any item of the Closing Financial Statements, such disputed audit and/or evaluation issues shall be referred to Seller 1 and Purchaser for decision. Seller 1 and Purchaser shall use reasonably best efforts to resolve any issues. If no agreement can be reached within three (3) weeks after such disputed audit and/or evaluation issues have been referred to Seller 1 and Purchaser either party is entitled to invoke the dispute resolution mechanism as set forth in Section 7.5 hereafter.

7.5 The parties shall forward any difference arising out of Section 7.4 above to Arthur Andersen, Wirtschaftsprufungsgesellschaft, Steuerberatungsgesellschaft mbH, Dusseldorf ("Auditor C") (or, in the
                                                    ---------
      event Auditor C is not available, to Ernst & Young Deutsche Allgemeine Treuhand AG, Dusseldorf ("Auditor D") who shall act as an appraiser
                                ---------
      (Schiedsgutachter) in the meaning of ss. 317 of the German Civil Code
      (BGB). The parties shall provide the appraiser as soon as possible with all necessary documents and shall instruct the appraiser to render its appraisal in accordance with the terms of this Agreement and, in particular, of this Section 7, and within a period of four (4) weeks. The appraiser's decision shall be binding on the parties. The appraiser shall give Sellers and Purchaser the opportunity to state their viewpoints. Upon request by either Sellers or Purchaser, there shall be a hearing before the appraiser on the dispute. The appraiser shall submit its decision and its reasoning in writing to Sellers and Purchaser. The appraisal fees shall be borne by the parties in accordance with ss. 91 et seq. of the German Civil Procedure Act (ZPO); the appraiser shall determine the particulars of the allotment of the costs.

7.6 In connection with the preparation of the Closing Financial Statements, a physical inventory as of the Closing Date shall be taken as soon as practicable after Closing (but in any event not more than ten (10) business days after the Closing Date), pursuant to which all inventory will be counted as to quantity, evaluated as to usability or saleability, and valued by Purchaser and responsible management of the JAC Group under the supervision of Mr. von Bahrfeldt or a person appointed by him using procedures normally used by the JAC Group (including, without limitation, the JAC Guidelines and German GAAP) to take inventories of the type of inventory being counted. Both Purchaser and Seller 1 will have the right to have representatives present to observe the physical inventory.

       Any disputes as to the physical count or usability or saleability of any item of inventory will, if possible, be resolved while such physical inventory is being taken. Any such unresolved disputes will be settled in the same manner as other disputes relating to the Closing Financial Statements are to be settled pursuant to Sections 7.4 and 7.5; provided,
                                                                      --------
       however, that the Closing Financial Statements will in any event be delivered to Auditor B for review as set forth in Section 7.4.

8.     REPRESENTATIONS AND WARRANTIES OF SELLERS

       Seller 1 hereby represents and warrants in the form of an independent promise of guarantee (selbstandiges Garantieversprechen) as of the date hereof and, unless otherwise provided hereinafter, as of the Closing Date and, unless disclosed fully and specifically in the disclosure letter attached to the Reference Deed as Exhibit 8.2.1 through Exhibit 8.22.2
                                         -------------         --------------
       (the "Disclosure Letter"), that the following representations and
             -----------------s
       warranties are true, complete and correct:

8.1    Status of Sellers

8.1.1 Each Seller is a limited liability company (GmbH) duly organized and validly existing under the laws of Germany, and the execution of this Agreement does not and the consummation of the transactions contemplated herein will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, its certificate of incorporation or by-laws or a violation of any Legal Requirement under which it is bound or to which it is subject.

8.1.2 This Agreement and the transactions contemplated hereby have been approved on the part of Sellers by all requisite corporate action. This Agreement constitutes the valid and binding obligation of Sellers, enforceable in accordance with its terms, without any further condition unless otherwise specified herein.

8.2    Corporate Matters

8.2.1 Each of the JAC Group Companies is duly incorporated under the laws of its respective jurisdiction of incorporation and validly existing in accordance with its articles of association, is qualified to transact business in all locations in which it transacts business and has the corporate power to own its assets and properties and to carry on its business as being conducted at the date hereof. For the Non-Fully Owned JAC Group Companies, the articles of association in force as of the date hereof have been delivered to the Purchaser on or prior to the date hereof, and are correctly listed in Exhibit 8.2.1 of the Disclosure
                                           -------------
       Letter; for the other Fully Owned JAC Group Companies the most recent articles of association will be delivered to Purchaser before the Closing Date. There are no shareholders' resolutions including those amending such articles of association, which need to be registered but have not yet been registered nor are there any side agreements relating to the constitution and organization of the Non-Fully Owned JAC Group Companies.

8.2.2 The facts stated in Sections 1.1 through 1.9 are true, complete and correct.

8.2.3 As of the Closing Date, JAC NewCo will be the sole shareholder of JAC GmbH. The Sellers directly or indirectly hold all JAC Group Shares. Other than resulting from the articles of association listed in Exhibit 8.2.1
                                                                 -------------
       of the Disclosure Letter and the joint venture agreements contained in
       Exhibit 8.8 of the Disclosure Letter, or resulting from generally
       -----------
       applicable laws, unless triggered by a violation of law (i) Sellers have the right to freely dispose of all JAC Group Shares, and (ii) except as set forth in Exhibit 8.2.3 to the Disclosure Letter, such JAC Group
                    -------------
       Shares are free and clear of all liens, mortgages, charges, security interests, encumbrances, preemptive rights, options, warrants and other restrictions on the sale, transfer or other disposition (collectively "Liens") of the JAC Group Shares; the share capital of each of the JAC
        -----
       Group Companies is fully paid up, not repaid (be it openly or otherwise) and non-assessable (nicht nachschu(beta)pflichtig). None of the JAC Group Companies has effected any constructive dividends in violation of applicable corporate laws.

8.2.4 None of the JAC Group Companies is bound by any control, profit transfer or other agreements referred to in Sections 291 and 292 of the German Stock Corporation Act (Aktiengesetz - AktG), except for the domination and profit absorption agreement between Seller 1 and JAC GmbH, dated April 9, 1997; and no silent participations (stille Beteiligungen), or profit participating loans (partiarische Darlehen) exist with respect to the profits of the JAC Group Companies, except for reasonable and customary profit participations of management and employees or other similar obligations, in each case under the employment agreements of senior employees set forth in Exhibit 8.8 of the Disclosure Letter.
                                     -----------

8.2.5 JAC NewCo has no liability, whether direct or contingent, unless created by this Agreement.

8.2.6 Since December 31, 2000, none of the JAC Group Companies, directly or indirectly, has paid any dividend to Sellers, except as set forth in
       Exhibit 8.2.6 of the Disclosure Letter.
       -------------

8.2.7 None of the JAC Group Companies has granted any security including, without limitation, letter of comfort, guaranty or similar security, in favor of Sellers and/or their shareholders and/or any company associated with, or controlled by, Sellers and/or their shareholders, other than in favor of any JAC Group Company.

8.3    Bankruptcy Proceedings

       No bankruptcy or composition proceedings have been initiated, nor are there any circumstances which would justify the initiation of such proceedings, against either the Sellers or any JAC Group Company.

8.4    Financial Statements

       The Closing Financial Statements, the Financial Statements 2000, the consolidated financial statements of the JAC Group as of June 30, 2001 (the "Interim Financial Statements") and the consolidated annual
             ----------------------------
       statements (including balance sheet, profit and loss accounts, cash flow statements and notes) of the JAC Group for the fiscal years 1998 and 1999 (collectively, the "Financial Statements") have been prepared in
                           --------------------
       accordance with German generally accepted accounting principles (Grundsatze ordnungsma(beta)iger Buchfuhrung), ("German GAAP") as
                                                        -----------
       consistently applied by Sellers in the past (including, without limitation, the JAC Guidelines), have (except for the Interim Financial Statements and the Closing Financial Statements) been audited and certified without restriction, observe continuity in the accounting and evaluation principles (Bilanzierungs- und Bewertungstetigkeit) and subject to German GAAP correctly reflect the economic, financial and profit situation (Vermogens-, Finanz- und Ertragslage) of the JAC Group. This includes, without limitation the following:

8.4.1 Except for liabilities resulting from pending contractual relationships which under German GAAP are not required to be shown in a balance sheet, the JAC Group has on a consolidated basis no liabilities other than those shown, or covered by accruals (Ruckstellungen), in the Financial Statements.

8.4.2 To the extent that contingent liabilities (including liabilities resulting from the issue of comfort letters) have not been included in liabilities, in accordance with German GAAP they have been reflected as below-the-line or footnote items on the balance sheet.

8.4.3  From June 30, 2001 (the "Interim Financial Statements Date") through the
                                ---------------------------------
       Closing Date, the JAC Group Companies have not written off, and will not write off, as uncollectible accounts receivable in an amount of more than five percent (5%) of sales on a consolidated basis for the period from the Interim Financial Statements Date through the Closing Date. All accounts receivable of the JAC Group Companies have arisen from bona fide transactions in the ordinary course of business consistent with past practice. The accounts receivable reflected in the Financial Statements 2000 and/or in the Interim Financial Statements that are still outstanding will be collected in the ordinary course of business consistent with past practice at the aggregate recorded amount thereof, net of any applicable reserve for returns, discounts, chargebacks, unauthorized deductions or doubtful accounts reflected thereon (the "Receivable Reserves"). The Receivable Reserves are and were, and as of
        -------------------
       the Closing Date will be, (i) adequate, (ii) calculated in a manner consistent with past custom and practice (including, without limitation, the JAC Guidelines) and German GAAP, and (iii) five percent (5%) or less of the accounts receivable. The accounts receivable to be reflected in the Closing Financial Statements (other than accounts receivable arising from transactions between JAC Group Companies) will be collected in the ordinary course of business consistent with past practice at the aggregate recorded amount thereof, net of any Receivable Reserves, and will be paid in cash within one hundred fifty (150) days of the creation of the account receivable. If more than one account receivable is owed by the same debtor to any JAC Group Company and such debtor does not specifically designate otherwise, any payment shall be applied to the oldest account receivable.

8.4.4 From August 13, 2001 through the Closing Date, the JAC Group Companies have not written off, and will not write off (for any reason, including without limitation, obsolescence, slow-movement, damage, unsaleablility, or unusablility) inventory in an amount of more than three tenths of one percent (0.3%) of sales for the period from August 13, 2001 through the Closing Date. The items of inventory reflected in the Financial Statements 2000 and/or the Interim Financial Statements that have not been sold or used are, and the items of inventory to be reflected in the Closing Financial Statements will be, of a type, quantity and quality fully usable or saleable in the ordinary course of business consistent with past practice at the aggregate recorded amount thereof, net of any applicable reserve for obsolescent, slow-moving, damaged, unsaleable or unusable inventory (the "Inventory Reserves"). The usability or
                                ------------------
       saleability of the inventory shall be determined by the parties in connection with the physical inventory to be taken pursuant to Section
       7.6. The parties agree that changes in the usability or saleability after the Closing Date shall not be relevant. The Inventory Reserves are and were, and as of the Closing Date will be, (i) adequate, (ii) calculated in a manner consistent with past custom and practice (including, without limitation, the JAC Guidelines) and German GAAP, and (iii) eight percent (8%) or less of the net inventory after deduction of Inventory Reserves.

8.4.5 Seller has delivered to Purchaser the Financial Statements 2000 and the Interim Financial Statements. There are to Sellers' best knowledge no facts that would legally require a restatement of the Financial Statements 2000 or the Interim Financial Statements.

8.5    Tangible Assets

8.5.1 The JAC Group Companies own or have a right to use the fixed tangible assets as reflected in the Financial Statements 2000 and/or the Interim Financial Statements, except for disposals by the JAC Group Companies in the ordinary course of business consistent with past practice and retentions of title and other customary rights of third parties, and such fixed tangible assets are (i) all of the fixed tangible assets currently being used in, and required for, the conduct of the Business as currently conducted, (ii) except as set forth in Exhibit 8.5.1 of the
                                                        -------------
       Disclosure Letter, free and clear of any Liens, with the exception of Liens (A) granted to or retained by third parties in the ordinary course of business consistent with past practice, or (B) to secure financial debt fully reflected in the Financial Statements 2000 and/or the Interim Financial Statements, or (C) as imposed by generally applicable law, unless triggered by a violation of law (collectively "Permitted Liens")
                                                             ---------------
       and (iii) are reflected in the Interim Financial Statements at values consistent with German GAAP and past practice as set forth in the JAC Guidelines.

8.5.2 The machinery and other material equipment of each of the JAC Group Companies currently being used in, and required for, the conduct of the Business as currently conducted are in good operating condition and are maintained in accordance with good business practices (in each case, normal wear and tear accepted).

8.6    Real Estate

       All real estate owned by the JAC Group Companies as of June 15, 2001 is listed in Exhibit 8.6 of the Disclosure Letter. With the exceptions of
                 -----------
       Permitted Liens such real estate is free of any Liens which are not visible in the land register, construction encumbrances register or similar public registers. There are no filings for registration which are not yet registered in the land register, construction encumbrances register or similar public registers.

8.7    Intellectual Property

8.7.1 All industrial property rights and copyrights, patents, trademarks, trade names, utility models, design patents, domain names, applications for registration of the foregoing and other intellectual property rights (gewerbliche Schutzrechte) owned by the JAC Group Companies as of June 15, 2001 are listed in Exhibit 8.7.1(a) of the Disclosure Letter, and all
                              ----------------
       such rights in respect to which the JAC Group Companies have been granted a license for use are listed in Exhibit 8.7.1(b) of the Disclosure Letter
                                       ----------------
       (collectively, the "Intellectual Property Rights"). The Intellectual
                           ----------------------------
       Property Rights are sufficient for the conduct of the Business as it is presently conducted. The processes used and products manufactured, distributed and sold in the Business do not use (other than on the basis of Contracts listed in Exhibit 8.7.1(b) of the Disclosure Letter) or
                              ----------------
       infringe any intellectual property rights owned by any third parties. To the best knowledge of Sellers, no Intellectual Property Rights used by any of the JAC Group Companies have been challenged by any third parties.

8.7.2  Except as disclosed in Exhibit 8.7.2 or Exhibit 8.7.1 (b) of the
                              -------------    -------------
       Disclosure Letter, and subject to Section 8.7.4, the JAC Group Companies do not have any Contracts with, or liabilities to, third parties including, without limitation, employees, which relate to the Intellectual Property Rights or to the licensing (whether as licensor or licensee) or sub-licensing, disclosure, use, assignment or patenting of inventions, discoveries, improvements, processes, formulae or other know-how which will continue in effect after the Closing Date.

8.7.3 All application and renewal fees, costs and charges relating to the Intellectual Property Rights have been duly paid.

8.7.4 The amounts of remuneration paid to employee inventors are customary and usual. There are no liabilities to or Contracts with employee inventors for inventions conceived prior to the Closing Date the value of which exceeds DM 100,000 (in words: Deutsche Mark one hundred thousand) in the aggregate. Except as set forth in Exhibit 8.12.1 of the Disclosure
                                         --------------
       Letter, there are no pending nor, to the best knowledge of Sellers, threatened lawsuits related to employee inventions.

8.8      Material Contracts

8.8.1 All Contracts of the JAC Group Companies in effect as of June 15, 2001 and involving (i) payment over the fixed minimum term of the Contracts obligations in excess of DM 500,000 (in words: Deutsche Mark five hundred thousand) in the aggregate or (ii) fixed minimum terms in excess of one (1) year (after June 15, 2001), except for car, forklift or office equipment leasing agreements, are listed in Exhibit 8.8 of
                                                               -----------
         the Disclosure Letter (the "Material Contracts"). The agreements listed
                                     ------------------
         in Exhibit 8.7.1 (b) and Exhibit 8.7.2 of the Disclosure Letter shall
            -------------         -------------
         be deemed Material Contracts.

8.8.2 In addition and to the extent not already listed under Section 8.8.1, the following Contracts which any of the JAC Group Companies has entered into, or otherwise became a party to, shall be deemed Material Contracts and shall also be listed in Exhibit 8.8 of the Disclosure
                                               -----------
         Letter:

8.8.2.1 All Contracts with ongoing obligations relating to the acquisition or divestiture of real estate or real-estate-like rights (grundstucksgleiche Rechte);

8.8.2.2 All Contracts with ongoing obligations relating to the acquisition or the divestiture of enterprises (as share or asset deals);

8.8.2.3 All real estate lease Contracts (Pachtvertrage) and rental agreements (Mietvertrage);

8.8.2.4 All credit Contracts, with the exception of customary extensions of the due date of receivables or payables agreed to in the ordinary course of business consistent with past practice and all factoring arrangements and capitalized lease obligations;

8.8.2.5 All Contracts with domestic or foreign authorized dealers (Vertragshandler), commercial agents (Handelsvertreter) or agents, as well as all similar distribution Contracts, termination of which would require either compensation to be paid by the JAC Group Companies or a notice period exceeding three (3) months to be observed;

8.8.2.6 All employment Contracts which provide for an annual aggregate remuneration of more than DM 200,000 (in words: Deutsche Mark two hundred thousand) or are concluded with managing directors or employees one level below managing directors and all Contracts with advisers and consultants, except for accountants and lawyers retained to provide professional services;

8.8.2.7 Except as legally required or customary in the respective jurisdiction, all Contracts and obligations relating to pensions, retirement plans, other social benefits, health and welfare benefits, profit participations, turnover participations or other success bonuses and similar Contracts;

8.8.2.8 All joint venture, cooperation and similar Contracts with third parties (other than JAC Group Companies) and any Contract having a restrictive impact on competition;

8.8.2.9 All Contracts or obligations which have been entered into or assumed outside the ordinary course of business of the JAC Group Companies;

8.8.2.10 All guarantees (Garantien), sureties (Burgschaften), independent indemnities, comfort letters or similar undertakings (other than customary trade guarantees) regarding the indebtedness of any person given by any of the JAC Group Companies;

8.8.2.11 All purchase and supply Contracts for the purchase or sale of goods or services with a term of more than one year, other than pending or completed purchase orders that do not involve a continuing obligation on the part of the JAC Group Companies; and

8.8.2.12      All exclusive purchase and supply Contracts.

8.8.3 True, complete and correct copies of all Material Contracts have been provided to Purchaser. Notwithstanding anything contained in the Disclosure Letter, none of the JAC Group Companies is a party to any hedging, interest rate swap or other derivative instrument other than those entered into for the purpose of protecting against monetary risk associated with commercial transactions related to the Business.

8.8.4 The Material Contracts have not been terminated by any of the respective parties and the respective JAC Group Companies are not in default as to the fulfillment of any material obligations resulting from the Material Contracts.

8.8.5 Neither the validity nor the enforceability of any of the Material Contracts has been legally contested or questioned in writing or, to the best knowledge of Sellers, otherwise than in writing. Neither the JAC Group Companies nor, to the best knowledge of Sellers, their respective contractual third parties have breached, or are in default with respect to, any of the Material Contracts.

8.9      Licenses, Permits

8.9.1    Except as set forth in Exhibit 8.9.1 to the Disclosure Letter, each of
                                -------------
         the JAC Group Companies holds all the public permits, licenses, consents, authorizations, certificates, exemptions and approvals of public authorities (collectively, "Permits") necessary or proper for
                                            -------
         the current use, occupancy and operation of each of its assets and material to the conduct of the Business, and all such permits are in full force and effect. As of the date hereof, the JAC Group Companies have not received any written notice from, nor do the Sellers have knowledge of any threat of, any public authority revoking, canceling, rescinding, materially modifying or refusing to renew any Permit or providing written notice of violations under any law except arising out of a change of law applicable after the Closing Date.

8.9.2 The JAC Group Companies are, in all material respects, in compliance with the Permits, the requirements of the Permits and all legal instruments and Orders issued under, or actions taken with respect to any of, the Permits.

8.10     Managing Directors and Employees

8.10.1 As of June 30, 2001, the JAC Group Companies do not employ more than 2077 employees on a regular basis.

8.10.2 The JAC Group Companies have been operated in conformity with applicable labor laws. There are no disputes, official investigations, claims or complaints by competent authorities under any labor laws.

8.10.3   Exhibit 8.10.3 of the Disclosure Letter sets forth a true, complete and
         --------------
         correct list of all powers of attorney issued by JAC Group Companies and presently in force which are not reflected in the excerpts from the commercial register, or analogous public documents. Copies of such powers of attorney shall be delivered to Purchaser on or prior to the Closing Date.

8.10.4 The JAC Group Companies have paid all social security contributions and other obligations resulting from retirement and pension plans, profit participations, turnover participations or other success bonuses upon their due date, or, if not due on the Interim Financial Statements

         Date, all such social security contributions and other obligations have been fully funded or provided for in the Interim Financial Statements. To the extent applicable, the JAC Group Companies have increased their pension reserves annually in accordance with sec. 16 of the Act on Occupational Pension Schemes (BetrAVG).

8.10.5 None of the JAC Group Companies is presently involved in organized actions of trade unions or similar organizations which affect the conduct of the Business.

8.10.6   Except as set forth in Exhibit 8.10.6 of the Disclosure Letter and
                                --------------
         except for Contracts governing solely day-to-day work rules, none of the JAC Group Companies is a party to a collective bargaining Contract (Tarifvertrag), a shop Contract (Betriebsvereinbarung) or similar type of Contract (other than generally binding for the industry in the respective jurisdiction). To the best knowledge of Sellers, no party to any of such Contracts is in breach of any term or condition thereof, and no circumstances are known that are likely to give rise to such a breach.

8.10.7 The Sellers shall have fulfilled prior to the Closing Date, or have fulfilled if required to be fulfilled prior to the Signing Date, all obligations to the employees and the employees' representatives (including without limitation work's councils) of the JAC Group Companies, the trade unions and similar employees' representatives, committees, and organizations, including without limitation, information and notification obligations arising out of or in connection with the transaction contemplated by this Agreement.

8.11     Insurance

         The JAC Group Companies have insurance coverage customary for the Business and all premiums owed under their insurance contracts have been paid by the respective JAC Group Companies when due; all insurance contracts are in full force and effect. Each respective policy holder is in good standing with respect to its obligations under each such insurance contract. To the best knowledge of Sellers, no insurance policy limits, aggregates or maximums have been reached or exceeded since January 1, 1990.

8.12     Litigation, Product Liability, Violation of Law

8.12.1 None of the JAC Group Companies is a party or subject to any legal disputes or proceedings, including, without limitation, before ordinary or administrative courts, government agencies or arbitration panels, with a value in dispute (Streitwert) in excess of DM 500,000 (in words:
         Deutsche Mark five hundred thousand) individually or in the aggregate except as listed in Exhibit 8.12.1 of the Disclosure Letter. Aside from
                             --------------
         the listed disputes and proceedings, no disputes or proceedings exceeding this threshold are pending, nor, to the best knowledge of Sellers, are there any circumstances which are likely to give rise to such disputes or proceedings.

8.12.2   Except as listed in Exhibit 8.12.2 of the Disclosure Letter, the
                             --------------
         Sellers have no knowledge and the JAC Group Companies have received no notice of any defect in workmanship or materials with respect to any products of the JAC Group Companies which might give rise to a product warranty, product liability claim or product recall in excess of DM 75,000 (in words: Deutsche Mark seventy five thousand).

8.12.3 None of the JAC Group Companies is in violation of any applicable Legal Requirements (other than Environmental Law which is governed under Section 8.15) or Order, except for any violation which would not be likely to have a material adverse effect on the business, operations, financial conditions or prospects of any of the JAC Group Companies.

8.13     Customers and Suppliers

         Exhibit 8.13 of the Disclosure Letter is a true, complete and correct
         ------------
         list of (i) the ten largest customers (other than any JAC Group Company) of each country in which a JAC Group Company has a production or distribution facility, (ii) the ten largest suppliers (other than any JAC Group Company) of the JAC Group Companies which conduct manufacturing and (iii) all suppliers of the JAC Group Companies which, for goods and services of any kind, are the sole source of supply, i.e. for which there is no alternative source on comparable terms and conditions (except for energy supply agreements, mail and telecommunication services), listing in each case the business volume for fiscal year 2000.

8.14     State Aids

         The JAC Group Companies have applied for, received and used all public grants only in accordance with applicable law and in compliance with all regulatory Orders, conditions and impositions. No such grants will (in case of non-repayable grants) have to be repaid, or (in case of repayable grants) will have to be repaid prematurely, as a result of the consummation of the transactions reflected in this Agreement nor, to the best knowledge of Sellers, due to other circumstances.

8.15     Environmental, Health and Safety Matters

8.15.1   Except as set forth in Exhibit 8.15.1 of the Disclosure Letter:
                                --------------

8.15.1.1 each of the JAC Group Companies is in compliance in all material respects with all applicable Environmental Laws and all Permits issued pursuant to Environmental Laws;

8.15.1.2 each of the JAC Group Companies has obtained all Permits required under all applicable Environmental Laws necessary to operate its business except where failure to obtain such Permits would not materially or adversely impact such JAC Group Company's ability to operate or result in its incurring material liability under Environmental Laws;

8.15.1.3 none of the JAC Group Companies is the subject of any outstanding Order or Contract with any governmental body or person respecting
              (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material;

8.15.1.4 none of the JAC Group Companies has received in the last two (2) years any written communication that is still pending, alleging either or both that such JAC Group Company is or may be in violation of any Environmental Law, or any Permit issued pursuant to Environmental Law, or may have any liability exceeding DM 100,000 (in words: Deutsche Mark one hundred thousand) (individually or in the aggregate, for all JAC Group Companies) under any Environmental Law;

8.15.1.5 None of the JAC Group Companies has any contingent liability in connection with any Release of any Hazardous Materials into the environment (whether on-site or off-site);

8.15.1.6 There are no investigations of the business, operations, or currently or previously owned, operated or leased property of the JAC Group Companies pending or, to the best knowledge of Sellers, threatened which could lead to the imposition of any liability exceeding DM 100,000 (in words: Deutsche Mark one hundred thousand) (individually or in the aggregate, for all JAC Group Companies) pursuant to Environmental Law;

8.15.1.7 there is not located at any of the JAC Group Companies' properties any (i) underground storage tanks, (ii) in violation of applicable law asbestos-containing material or (iii) equipment containing polychlorinated biphenyls; and

8.15.1.8 Sellers have provided to Purchaser all external environmentally related audits, studies, reports, analyses, and results of investigations rendered in the last five (5) years or in connection with any acquisition of real property, or a business (whether by a share or an asset deal) in the last ten (10) years, other than letters submitted in connection with construction permit applications, that have been performed with respect to the currently or previously owned, leased or operated properties of the JAC Group Companies that are in Sellers' or the JAC Group Companies' possession, custody or direct control.

8.15.2   For purposes of this Agreement,

8.15.2.1      "Environmental Laws" shall mean any and all federal, state or
               ------------------
              local laws, statutes, ordinances, rules, regulations, judgements, orders, decrees, permits, licenses and common law in effect on or prior to the Closing Date, relating to pollution or protection of human health or safety or the environment, including without limitation (i) requiring the JAC Group Companies to advise appropriate authorities, employees, and the public of intended or actual Releases of Hazardous Materials, violations of discharge limits, or other prohibitions and of the commencement of activities, such as resource extraction or constructions, that could have a significant impact on the human health or safety or the environment; (ii) preventing or reducing to acceptable levels the Release of Hazardous Materials into the environment; (iii) reducing the quantities, preventing the Release, or minimizing the hazardous characteristics of wastes, including without limitation Hazardous Materials, that are generated; (iv) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or safety or the environment when used or disposed of; (v) protecting resources, species, or ecological amenities; (vi) reducing to acceptable levels the risks inherent in the transportation of Hazardous Materials, oil, or other potentially harmful substances; or (vii) cleaning up pollutants that have been Released, preventing the threat of Release, or paying the costs of such clean up or prevention;

8.15.2.2      "Hazardous Material" (the "Hazardous Material") means any
               ------------------
              substance, material or waste which is regulated by the federal, state, or local jurisdictions in which the Business is conducted, including without limitation, petroleum and its by products, asbestos, and any material or substance which is defined as a "hazardous waste", "hazardous substance", "hazardous material", "restricted hazardous waste", "industrial waste", "solid waste", "contaminant", "pollutant", "toxic waste" or "toxic substance" under any provision of Environmental Law;

8.15.2.3      "Release" means any release, spill, emission, leaking, pumping,
               -------
              injection, deposit, disposal, discharge, dispersal or leaching into the environment, or into or out of any property; and

8.15.2.4      "Remedial Action" means all actions to (x) clean up, remove, treat
               ---------------
              or in any other way address any Hazardous Material; (y) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger human health or safety or the environment; or
              (z) perform pre-remedial studies and investigations or post-remedial monitoring and care relating to the protection of human health or safety or the environment.

8.16     General Change of Control Considerations

8.16.1 Except as provided for in any of the Material Contracts, the execution of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach or default under, require the consent of any other party to, give rise to penalty or acceleration of any payments under, or give any other party the right to prematurely terminate any Contract of any of the JAC Group Companies.

8.16.2 To the best knowledge of Sellers, there are no circumstances that cause them to believe that the execution of this Agreement and the consummation of the transactions contemplated hereby will cause any customer or supplier of any of the JAC Group Companies or any other person (i) to materially reduce the amount of its previous business with any of the JAC Group Companies or (ii) to terminate any existing customer relationship with any of the JAC Group Companies, except as a result of general economic or market conditions.

8.17     Ordinary Course of Business

8.17.1 For the period between December 31, 2000 and the date hereof, (i) the JAC Group Companies have operated the Business in the ordinary course of business consistent with past practice, and (ii) there has not been a Material Adverse Change, nor has there occurred any event which is reasonably likely to result in a Material Adverse Change;

8.17.2 To the best knowledge of Sellers, except for the damage at the Schwelm facility caused by drilling measures in connection with the phase II environmental due diligence, no damage, destruction or loss has occurred, whether or not covered by insurance, with respect to the property and assets of the JAC Group Companies having a replacement cost of more than DM 250,000 (in words: Deutsche Mark two hundred fifty thousand) for a single loss or DM 500,000 (in words: Deutsche Mark five hundred thousand) for all such losses in the aggregate;

8.17.3 There has not been any revaluation by the JAC Group Companies of any material amount of their assets, taken as a whole, including without limitation, write-downs of inventory or write-offs of accounts receivable other than in the ordinary course of business consistent with past practice (including, without limitation, the JAC Guidelines).

8.18     Financial Advisers

         Except as set forth in Exhibit 8.18 of the Disclosure Letter, no person
                                ------------
         has acted, directly or indirectly as a broker, finder or financial adviser for Sellers or the JAC Group Companies in connection with the transactions contemplated by this Agreement and no person is entitled to any fees or commissions or like payments in respect thereof, except for those set forth in Exhibit 8.18 of the Disclosure Letter which
                                ------------
         shall be borne by Sellers.

8.19     Related Party Transactions

         None of Sellers, any of the direct or indirect shareholders of Sellers and any of their relatives, or any of the Sellers' affiliates (other than the JAC Group Companies) has borrowed any money from, or has outstanding any indebtedness for money borrowed or any similar obligations to, the JAC Group Companies. Except as set forth in Exhibit
                                                                         -------
         8.19 of the Disclosure Letter, none of Sellers, any of the direct or
         ----
         indirect shareholders of Sellers and any of their relatives, any affiliates of Sellers (other than the JAC Group Companies), or any officer or key employee of any of them or the JAC Group Companies (i) own any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, consultant to, lender to, or borrower from, or has the right to participate in the profits of, any person which is (A) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the JAC Group Companies, (B) engaged in a business related to the Business or, (C) a participant in any transaction to which the JAC Group Companies are a party or (ii) is a party to any contract with the JAC Group Companies. Except as set forth in Exhibit 8.19 of the Disclosure Letter, Sellers have no Contract with
            ------------
         any officer, director or key employee of the JAC Group Companies with respect to the subject matter of this Agreement or the consideration payable hereunder.

8.20     Confidentiality Obligations

         To the Sellers` best knowledge, neither the JAC Group Companies nor their directors, employees, advisers or agents have breached any confidentiality obligation to any third party which breach has an effect as of the Closing Date.

8.21     Certain Payments

         Within the last five (5) years, no JAC Group Company or director, officer, agent, or employee of any JAC Group Company, or, to Sellers` best knowledge, any other person associated with or acting for or on behalf of any JAC Group Company, has directly or indirectly in violation of any applicable law (including the US Foreign Corrupt Practices Act) (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any JAC Group Company or (b) established or maintained any fund or asset, or entered into any transaction, that has not been properly recorded in the books and records of the JAC Group Companies.

8.22     Tax Returns, Tax Audit and Related Liabilities

8.22.1 The JAC Group Companies (i) have timely filed all Tax returns, fiscal reports, social security returns and other documents required to be filed on or prior to Closing by them or on their behalf with any tax or similar governmental authority in any jurisdiction to which they are or have been subject; and (ii) have paid in full all federal, state, local or foreign taxes, estimated taxes, levies, imposts, fees, duties, fiscal and social security or similar charges, including interest and penalties thereon, based on its income, capital, net worth, sales, value added, employment, business, imports, or assets (collectively "Taxes") which are due and required to be paid on or for the period
          -----
         prior to Closing, including without limitation, all Taxes, if any, resulting from (a) the reorganisation referred to in Sections 1.4 through 1.8 and Section 1.11 of this Agreement and (b) any transactions carried out prior to Closing with respect to JAC Mexico and JAC Colombia, including without limitation the acquisition of the Latin JV Shares by JAC NewCo and/or any pre-acquisition actions related thereto, in each such jurisdiction, and any interest and penalties with respect thereto; or (iii) have fully accrued or provided for as liability on the Interim Financial Statements or, if related to the period between the Interim Financial Statements Date and the Closing Date, on the Closing Financial Statements, all the aforesaid Taxes either due but not yet required to be paid or neither due nor required to be paid but economically triggered (wirtschaftlich verursacht), or, with respect to the Tax indemnification of Purchaser for the years 2001 and 2002 and relating to a period prior to the Closing Date, not yet due but allocable to such period, and (iv) are not engaged in any dispute with any Tax authorities unless disclosed in Exhibit 8.12.1 of the
                                                 --------------
         Disclosure Letter. No waivers executed by any of the JAC Group Companies of any statute of limitations with respect to the Taxes are in effect.

8.22.2 The tax returns filed by the JAC Group Companies have been audited by the competent tax authorities up to, and including, the business year set forth for each JAC Group Company in Exhibit 8.22.2 of the
                                                 --------------
         Disclosure Letter and all Tax assessments for these periods have been made. All Taxes assessed against the JAC Group Companies as a result of these audits have been timely paid and/or accrued in the Closing Financial Statements.

8.22.3 All accounts, books, ledgers, financial and other records of the JAC Group Companies, including but not limited to all deeds regarding the JAC Group Companies and their business (the "JAC Records") have been
                                                      -----------
         fully, properly and accurately maintained as required by applicable law, are in the possession of the JAC Group Companies to the extent applicable statutory retention periods have not expired, and contain true and accurate records in all material respects of all matters required by law and the local accounting and bookkeeping practice to be entered therein; the JAC Records do not contain or reflect any material inaccuracies or discrepancies and they give and reflect a fair view of the matters which ought to appear therein, and no notice or allegation that any of the JAC Records is incorrect or should be rectified by the JAC Group Companies has been received.

9.       REPRESENTATIONS AND WARRANTIES OF PURCHASER

9.1 Purchaser represents and warrants to Sellers that as of the date hereof and the Closing Date:

9.1.1 Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of this corporation as recited above, and the execution of this Agreement does not, and the consummation of the transactions contemplated herein will not, conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under its certificate of incorporation or by-laws or a violation of any law or regulation, foreign or domestic, under which it is bound or to which it is subject.

9.1.2 This Agreement has been approved on the part of the Purchaser by all requisite corporate action, if necessary, including board of directors approval, and the instruments and documents referred to herein and the transactions contemplated hereby have been approved by any requisite corporate action of the Purchaser. This Agreement constitutes the valid and binding obligation of the Purchaser, enforceable in accordance with its terms, without any further condition unless otherwise specified herein.

9.1.3    Exhibit 9.1.3 to the Reference Deed contains copies of the approval of
         -------------
         the board of directors of Avery Dennison Corporation and of a consenting resolution of the shareholders of Avery Dennison Holding GmbH. Except with respect to merger control, foreign investment and foreign securities and exchange legislation, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity is required to be made or obtained by Purchaser in connection with the execution and performance of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to be made or obtained would not reasonably be expected to prevent or delay the Closing.

9.2      In the event Purchaser is in breach of any representation under Section
         9.1 or covenant under Section 5 above, it shall indemnify Sellers for any Loss, and Sections 10.1, 10.4 and 10.6 shall apply accordingly. Claims, if any, of Sellers against Purchaser under this provision shall be time-barred if not first asserted against Purchaser before the third anniversary of the Closing Date.

10.      INDEMNIFICATION BY SELLERS

10.1 If any of the representations or warranties or covenants contained in this Agreement is breached, Sellers jointly, and each Seller individually, shall be entitled to cure the breach of the representation or warranty or covenant, as the case may be, within a maximum period of four weeks after Purchaser has notified Seller 1 in writing of the breach, unless immediate action is required in order to avoid a material adverse effect on the Business, in which case Purchaser may take immediate action and Sellers shall be entitled to cure the breach if, and to the extent that, it has not been completely cured by the immediate action of Purchaser. For purposes of this section, the term "cure" shall mean that the Sellers shall have put the Purchaser in the same economic position it would have enjoyed if the representation, warranty or covenant had not been breached. In case Sellers elect not to cure the breach or fail to cure the breach timely, Seller 1 shall, at the election of Purchaser, indemnify, defend and hold Purchaser, the JAC Group Companies, and (unless they are not indemnifiable under applicable law) their respective directors, officers, employees, agents, successors and assigns (collectively, "Purchaser Indemnified Parties") harmless from any claim, liability,
          -----------------------------
         obligation, loss,
         damage, assessment, penalty, judgment, settlement, cost and expense, including without limitation, consequential damages, lost profits, reasonable attorneys', accountants', consultants' and other professionals' fees and costs (the "Losses") incurred by the Purchaser
                                             ------
         Indemnified Party, directly or indirectly, as a result of such breach of representation, warranty or covenant, to the extent necessary to put the Purchaser Indemnified Party into the economic position which it would have enjoyed if the representation, warranty or covenant had not been breached; provided that any such Loss shall only include lost
                        --------
         profits (entgangener Gewinn) to the extent that the ordinary course profit on an after tax basis of any JAC Group Company is reduced thereby (the "Purchaser Indemnification Amount"). Sec. 460 and 467 of
                       --------------------------------
         the German Civil Code shall not apply.

10.2     In case of a breach of representations or warranties contained in
         Section 8.15 of this Agreement, Purchaser and/or the respective JAC Group Company, as the case may be, shall be entitled to be indemnified and held harmless in accordance with Section 10.1 of this Agreement only if

10.2.1 any matter governed by Section 8.15 of this Agreement constitutes an imminent threat to the human health or safety or to third party property; and/or

10.2.2 either a third party raises a claim against Purchaser and/or the respective JAC Group Company; and/or

10.2.3 a government action is brought against Purchaser and/or the respective JAC Group Company; and/or

10.2.4 an independent environment consultant determines that any matter governed by Section 8.15 of this Agreement (a) causes or will cause a violation of Environmental Law, (b) should be cleaned up or remedied in order to prevent government action against Purchaser and/or the respective JAC Group Company, and/or (c) should be cleaned up or remedied in order to prevent a diminution in the value of the JAC Group Company's property at issue, assuming, for this purpose, the continued use of the property for the same class of use (e.g., industrial or commercial, as opposed to residential, use) or the Business, and/or (d) should be cleaned up or remedied in order to prevent a third party from raising a claim against Purchaser and/or the respective JAC Group Company.

         Purchaser shall select the independent environment consultant as required, provided that the independent environment consultant so
                   --------
         selected by Purchaser must be reasonably acceptable to Seller 1. The independent environment consultant selected by Purchaser shall be deemed reasonably acceptable to Seller 1 if he or she is sufficiently experienced with the relevant matter and no conflict of interest exists.

         Sellers shall not be liable for any Purchaser Indemnification Amount under this Section 10.2 if, and to the extent that, the respective liability (i) is compensated for or made good by any third party to Purchaser or any of the JAC Group Companies, including without limitation, by insurance companies under applicable insurance policies, except for the insurance policy substantially in the form attached as
         Exhibit 5.12 (ii) results solely from a change in the class of use of a
         ------------
         property or building initiated after the Closing Date (e.g., from industrial or commercial to residential use), or (iii) results from the solicitation in any manner by Purchaser or any of the JAC Group Companies of governmental action, unless the Purchaser Indemnified Party was required to do so under any law. In addition, Sellers shall not be liable for lost profits resulting from any breach of Section
         8.15. If any Purchaser Indemnification Amount arises out of an audit or investigation initiated by Purchaser in the absence of any circumstance covered under Section 10.2.1 through Section 10.2.4, Sellers shall only be liable under this Section 10.2, if (i) such audit or investigation is conducted in accordance with Purchaser's standard environmental, health and safety compliance program and (ii) to the extent that Pur-chaser conducts soil drilling, such drilling is conducted after Purchaser has a reasonable suspicion, as confirmed with an independent environment consultant, of a possible breach of a representation or warranty contained in Section 8.15 or other violation of law or a possible Release of material which is reasonably likely to qualify as Hazardous Material and after giving five (5) business days' notice to Seller 1, provided, however, that such confirmation with an independent
                   --------
         environment consultant shall not be required in case of an imminent danger to human health or safety or third party property.

10.3     In case of a breach of representations or warranties contained in
         Section 8.22 of this Agreement, Purchaser or the respective JAC Group Company, as the case may be, shall be entitled to be indemnified and held harmless in accordance with Section 10.1 of this Agreement. Without limiting the foregoing, in the event that due to amended tax assessments concerning the period until the Closing the Tax liability of any of the Consolidated Companies being Fully Owned JAC Group Companies ("Fully Owned Consolidated Companies") increases or
                     ----------------------------------
         decreases, or in the event any of the Fully Owned Consolidated Companies have claims against the Tax authorities, then an amount of 100% of the Tax increase net of any Tax benefits resulting therefrom shall be reimbursed by Seller 1 to Purchaser or, as the case may be, an amount of 100% of such Tax decrease or money received from the Tax authorities shall be reimbursed by Purchaser to Seller 1, all to be regarded as an adjustment of the Purchase Price. Such adjustment of the Purchase Price shall not occur to the extent that such increased or decreased Tax liability is based on a relocation of earnings or losses to the period after the Closing Date, and such relocation would, based on the Tax law in force as of the date on which the increased or decreased Tax liability is assessed by the Tax authorities, cause a Tax adjustment after the Closing Date; provided that the net present value
                                            --------
         of such future Tax adjustment as at Closing shall be calculated on the basis of a six percent (6%) annual interest rate. For the determination of Tax indemnification payments of Seller 1 for the year 2002 and relating to a period prior to the Closing Date, the pro rata profit for taxes shall be calculated on the basis of the Closing Financial Statements.

         Section 10.3 shall apply mutatis mutandis to all Consolidated Companies not being a Fully Owned JAC Group Company; provided that any payment
                                                    --------
         obligations of Seller 1 under this Section 10.3 shall be subject to the Pro Rata Principle.

         In case Purchaser claims indemnification under this Section 10.3 in connection with Section 10.1 (the "Tax Claim"), Purchaser shall procure
                                            ---------
         that Seller has access to the JAC Records of the Fully Owned JAC Group Companies, and shall use its reasonably best efforts to cause Non Fully Owned JAC Group Companies to give access to the JAC Records of the Non Fully Owned JAC Group Companies, to the extent related to the Tax Claim, and shall disclose any information reasonably required to secure the interests of Seller 1 in connection with a Tax Claim related to the period until the Closing. In addition, Purchaser shall ensure that Seller 1 has the opportunity to participate in fiscal tax audits of the JAC Group Companies concerning the period until the Closing.

         Purchaser shall promptly inform Seller 1 with respect to any events of which Purchaser had knowledge which may give rise to a Tax Claim or of any proposed refund due to Seller 1 by the Tax authorities.

10.4     Purchaser's claims for damages shall be based upon the principle that
         (i) Seller 1 shall only be liable for a certain quota of any incurred Losses (the "Damage Quota"), which quota shall be based upon the rules
                      ------------
         explained under (a) below, that (ii) a threshold must be observed as explained under (b) below and that (iii) additionally a cap shall apply as explained under (c) below.

         (a)   The Damage Quota shall be computed as follows:

         (i) Subject to (ii) below, if a Non-Fully Owned JAC Group Company incurs any Losses, the maximum amount of the Damage Quota shall be equal to the pro rata amount of the shareholding directly or indirectly transferred to Purchaser hereunder (the "Pro Rata
                                                                   --------
               Principle"); For example:In case of a 51% owned JAC Group
               ---------
               Company, the maximum Damage Quota for Seller 1 amounts to 51%; provided that the Pro Rata Principle shall not apply if (1) the
               --------
               Losses result from joint and several liability of Purchaser or
               (2) in order to cure the Losses, Purchaser contributes capital to the respective Non Fully Owned JAC Group Company and such capital contribution does not result in (a) a dilution of the respective joint venture partner or partners in accordance with the increase of the value of the Non Fully Owned JAC Group Company after the capital contribution in comparison with the value prior to such capital contribution or (b) an economically comparable increase in value of the participation of the JAC Group Company (serving as immediate parent company) in the respective Non Fully Owned JAC Group Company.

         (ii)  There shall be no double counting of Losses.

         (b) Seller 1 shall in any event only be liable under this Section 10, if the aggregate of all individual claims recoverable under this
               Section 10 exceeds DM 1,000,000 (in words: Deutsche Mark one million) (the "Threshold"), provided that once the aggregate of
                              ---------    --------
               all individual claims exceeds the Threshold, the full amount of the claims shall be indemnifiable; the Threshold shall not apply in case of a violation of the representations and warranties and covenants in Sections 1.4 through Section 1.11, Section 5.7,
               Section 5.8, Section 5.10, Section 5.11, Section 6.2, Section 8.2.5, Section 8.4.3 and Section 8.4.4 or in case of a Purchaser Indemnification Amount governed by Section 4.1.2.

         (c) In no event shall Sellers' aggregate liability under this Section 10 (in connection with Sections 5 and 8) exceed the amount of DM 413,000,000 (in words: Deutsche Mark four hundred thirteen million (the "Cap").
                             ---

10.5     If a claim for Losses (a "Claim") is to be made by a Purchaser
                                   -----
         Indemnified Party against Seller 1, the Purchaser Indemnified Party shall, subject to Section 10.6, give written notice (a "Claim Notice")
                                                                 ------------
         to Seller 1 as soon as practicable after the Purchaser Indemnified Party becomes aware of any fact, condition or event which may give rise to Losses for which indemnification may be sought under this Section
         10. The Claim Notice shall specify in reasonable detail the facts upon which the Claim is based. If any lawsuit, claim or enforcement action is filed or governmental action is initiated or threatened (collectively "Third Party Action"), against any Purchaser Indemnified
                        ------------------
         Party, written notice and a copy thereof shall be given to Seller 1 as promptly as practicable (and in any event within twenty (20) calendar days after the service of the citation or summons). The failure of any Purchaser Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that Seller 1 demonstrates that (i) in case of a timely notice the Loss would have been lower, or (ii) Sellers have suffered actual damage caused by such failure.

10.6 Any legal proceeding (including, without limitation, any Third Party Action) related to a Claim (including, without limitation, a Tax Claim) shall be conducted by the Fully Owned JAC Group Company concerned, and with respect to Non Fully Owned JAC Group Companies Purchaser shall use its reasonably best efforts to cause such Non Fully Owned JAC Group Company to conduct such legal proceeding; provided that, in case of a
                                                   --------
         legal proceeding necessary to object to any Tax assessments which would result in a Tax Claim, such legal proceeding shall be conducted only if the objection to such Tax assessments has reasonable merits, as determined by independent counsel to be retained by Purchaser and reasonably ac-
         ceptable to Seller 1. The independent counsel selected by Purchaser shall be deemed reasonably acceptable to Seller 1 if he or she is sufficiently experienced with the relevant matter and no conflict of interest exists. Seller 1 shall be consulted with respect to, and may participate in, such legal proceeding (including tax audits), and any settlement of such legal proceeding shall require the consent of
         Seller 1 not to be unreasonably withheld or delayed. Seller 1 agrees to bear the costs connected therewith, other than internal general administration costs of the Purchaser Indemnified Party concerned which shall be borne by the Purchaser Indemnified Party or Purchaser. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim. After any final judgment or award (including appeals) shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the Purchaser Indemnified Party and Seller 1 shall have arrived at a mutually binding agreement with respect to a Third Party Action (the "Claim Settlement"), the Purchaser Indemnified Party
                            ----------------
         shall forward to Seller 1 notice of any sums due and owing by Seller 1 pursuant to the Claim Settlement and Seller 1 shall be required to pay all of the sums so due and owing under the Claim Settlement to the Purchaser Indemnified Party by wire transfer of immediately available funds within ten (10) business days after the date of such notice.

10.7 Any claim by a Purchaser Indemnified Party for a Purchaser Indemnification Amount shall be time-barred as follows:

         (a) claims relating to breaches of representations or warranties under Section 8.1.2 and Section 8.2.2 shall be time-barred on the expiration of the relevant statute of limitations period;

         (b) claims relating to breaches of representations or warranties under Section 8.15 shall be time-barred on the fifth Anniversary of the Closing Date;

         (c) claims relating to breaches of representations or warranties under Section 8.22 shall be time-barred on the earlier of (i) six
               (6) months after the final non-appealable Tax assessments for the JAC Group Companies have been rendered after a comprehensive Tax audit with respect to the Tax periods until and including Closing or (ii) on the seventh Anniversary of the Closing Date; and

         (d) all other claims shall be time-barred on the second Anniversary of the Closing Date.

         The relevant time period above will not apply to the extent that the Purchaser Indemnified Party has submitted to Seller 1 a Claim Notice on or before the expiration of such time period.

10.8 Purchaser shall use its reasonably best efforts to mitigate the amount of any Purchaser Indemnification Amount. When calculating any Purchaser Indemnification Amount all monetary advantages (including tax advantages) in connection with the subject matter shall be taken into account.

10.9 To the extent Sellers have indemnified the Purchaser Indemnified Party under this Agreement, Sellers shall be subrogated to the rights of the Purchaser Indemnified Party against any third party. If a subrogation is not possible, Purchaser shall and, to the extent legally permissible, shall procure that the Fully Owned JAC Group Companies, and with respect to the Non Fully Owned JAC Group Companies shall use its reasonably best efforts to procure that the Non Fully Owned JAC Group Companies, assign to Seller 1 any claims against third parties to the extent such claims cover the Loss indemnified.

10.10 Purchaser hereby acknowledges and agrees that its sole and exclusive remedy with respect to any and all Losses relating to the subject matter of this Agreement, except for claims due to fraudulent misrepresentation, shall be pursuant to the indemnification provisions of this Section 10. Any breach of a representation under
         Section 8 is exclusively being indemnified pursuant to this Section 10. As amplification and without limitation, and unless otherwise provided in this Agreement any claims based on positive Vertragsverletzung and culpa in contrahendo and any claims of Purchaser for cancellation (Wandlung) and rescission (Ruckabwicklung) or challenge (Anfechtungsrechte) of this Agreement, except for the challenge because of malicious deceit (Anfechtung wegen arglistiger Tauschung), are expressly excluded; provided that any claims for fulfillment of this
                             --------
         Agreement and for specific performance (Erfullungsanspruche) or other equitable relief are not affected by the foregoing (all such excluded claims are collectively referred to herein as the "Excluded Claims").
                                                            ---------------
         Purchaser hereby acknowledges and agrees, except for any claims for fulfillment of this Agreement and for specific performance (Erfullungsanspruche) or other equitable relief, that Seller 2 shall not be liable under this Agreement (including with respect to Section
         8) and Seller 1 shall be liable under this Agreement also for Seller 2 irrespective of the fact that Seller 1 is not the sole owner of the JAC Shares.

10.11    Any liability of Seller 1 to indemnify Purchaser pursuant to this
         Section 10 is excluded if and to the extent such Losses (i) are covered by accruals (Ruckstellungen) in the Financial Statements 2000 and/or the Interim Financial Statements, or (ii) are compensated for or made good by any third party to Purchaser or any of the JAC Group Companies, including without limitation, by insurance companies under applicable insurance policies, except for the insurance policy substantially in the form attached as Exhibit 5.12 or (iii) are not compensated or made
                              ------------
         good by public and product liability, environmental liability, credit, fidelity, d&o or legal expenses insurances in effect on the Closing Date, due to the fact that, after the Closing Date, Purchaser had either terminated such insurance coverage without replacing it with like insurance, or increased the deductible applicable to such insurance coverage.

10.12 Sellers are not liable for the correctness of any oral statements made by managing directors, employees or consultants of Sellers or any of the JAC Group Companies and the knowledge of these persons cannot be attributed to Sellers except for the persons listed in Exhibit 10.12 to
                                                                -------------
         the Reference Deed.

10.13 To the extent Seller 1 has made a representation based on "its best knowledge", Seller 1 can only be held liable if the persons listed in
         Exhibit 10.12 to the Reference Deed were or should have been aware of
         -------------
         the incorrectness of the representation.

11.      NON-COMPETE

         Sellers hereby undertake for a period of three (3) years following the Closing Date not to conduct any activity, including without limitation, not to own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as a partner, consultant or otherwise with, any business within the territorial scope of the Business of the JAC Group as of the Closing Date which would, directly or indirectly, compete with the Business as conducted by the JAC Group as of the Closing Date or which would directly or indirectly result in such competition, provided, however, that the current
                           --------  -------
         activities of Knaup GmbH shall not constitute a competing conduct of Sellers. Sellers further agree that for a period of two (2) years following the Closing Date, Sellers will not solicit, or cause to be solicited, the employment of, or hire, any employee of the Business. In the event the agreement in this Section 11 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be en-forceable and/or to the maximum extent in all other respects as to which it may be enforceable.

12.      EXPENSES AND FEES

12.1 Except as otherwise specifically provided in this Agreement, each party shall pay and bear its own expenses and fees (including attorneys', accountants', consultants' and advisors' fees) in connection with this Agreement or any of the transactions contemplated hereby.

12.2 Any notarial, court or register fees for this Agreement, and any agreement necessary to implement the transactions contemplated by this Agreement, any transfer taxes (including real estate transfer taxes), any applicable sales tax (including value added tax), if any, and any fees (excluding attorneys', accountants', consultants' and advisors'
         fees) and costs of merger control procedures (the "Costs"), shall be
                                                            -----
         borne by Purchaser; provided that any Costs related to, or resulting
                             --------
         from, the JAC Asset Transfer Agreement or the Jackstadt Contribution Agreement shall be borne by Sellers.

13.      NOTICES

         All notices hereunder shall be given to the respective parties hereto by hand delivery or by registered letter with receipt confirmed ("Einschreiben/Ruckschein") and shall be considered delivered in all respects when delivered as follows:

         To Sellers:

         Jackstadt Holding GmbH
         Before Closing:
         attn. Mr. Jurgen von Bahrfeldt
         Managing Director
         P.O. Box 130 143
         Bembergstra(beta)e 1-4
         42101 Wuppertal
         - Germany -
         After Closing:
         Jackstadt Holding GmbH
         attn. Dr. Werner Jackstadt
         Bembergstra(beta)e 1-4
         42101 Wuppertal
         - Germany -

         To Purchaser:

         Avery Dennison Holding GmbH
         attn. Mrs. Lydia van Leeuwen
         Managing Director
         Avery House
         85386 Eching
         - Germany -

         with a copy to:
         Avery Dennison Corporation
         attn. Mr. Robert G. van Schoonenberg
         Executive Vice President, General Counsel & Secretary
         Corporate Center
         150 North Orange Grove Boulevard

         Pasadena, California 91103-3596
         - U.S.A. -

         To Guarantor:

         Avery Dennison Corporation
         attn. Mr. Robert G. van Schoonenberg
         Executive Vice President, General Counsel & Secretary
         Corporate Center
         150 North Orange Grove Boulevard
         Pasadena, California 91103-3596
         - U.S.A. -

         or to such other address as any party hereto shall have designated by written notice to the other party from time to time.

14.      MISCELLANEOUS

14.1     Purchaser agrees within thirty (30) business days following the Closing
         (i) to cause each of the JAC Group Companies to repay all loans or similar monetary obligations which have been specifically disclosed in
         Exhibit 14.1 to the Reference Deed and which remain outstanding to
         ------------
         Sellers and their affiliates (other than the JAC Group Companies), regardless of any due dates otherwise agreed, and (ii) to assume all guarantees, comfort letters or similar security listed in Exhibit 14.1
                                                                   ------------
         to the Reference Deed, that Sellers or their affiliates (other than the JAC Group Companies) have given for any obligation of any JAC Group Company; provided that Sellers are entitled to cause such loans or
                  --------
         similar monetary obligations to be repaid by the JAC Group Companies on or before the Closing Date regardless of the due dates of such loans or similar monetary obligations and that Sellers will, and shall procure that their shareholders and/or their affiliates (other than the JAC Group Companies) will, waive all claims for repayment of loans or similar monetary obligations, if any, existing as of the Closing and owed by any of the JAC Group Companies to Sellers and/or their shareholders and/or their affiliates (other than the JAC Group Companies) except for loans or similar monetary obligations specifically disclosed in Exhibit 14.1 to the Reference Deed; and
                                   ------------
         further provided that this Section 14.1 is in no way intended to limit the rights of Purchaser under this Agreement, including without limitation, under Section 10. Sellers shall provide Purchaser with copies of all Contracts, guarantees, comfort letters or similar security listed in Exhibit 14.1 to the Reference Deed.
                            ------------

14.2 Any amendment of or supplement to this Agreement, including this provision and the Exhibits, must be in writing to be valid, and must be notarized if required by law.

14.3 In this Agreement the headings are inserted for convenience only and shall not affect the interpretation of this Agreement. Where a German term has been inserted in brackets it alone shall be authoritative for the purpose of the interpretation of the relevant English term in this Agreement.

14.4 In the event that one of the parties to this Agreement is in default (Verzug) with respect to payments under this Agreement, it shall pay default interest at a rate of EURIBOR (three months) prevailing at the respective due date and as adjusted from time to time thereafter plus four (4)% p.a Interest shall be compounded quarterly and shall be calculated on the basis of actual days elapsed divided by 360. The right to claim further damages, if any, shall remain unaffected. (S) 284(3) of the German Civil Code shall not apply.

14.5 This Agreement constitutes the full understanding of the parties and the complete and exclusive statement of the terms and conditions of the Agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto.

14.6 This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. This Agreement or any rights and obligations hereunder shall not be assigned to any other person by any party hereto without the prior written consent of the other parties hereto, other than as expressly agreed herein. Nothing herein contained shall prevent an assignment hereof (i) in the event of a merger or consolidation involving a transfer of ownership of all or substantially all of its assets by any party hereto, or (ii) by Purchaser to a wholly-owned subsidiary; provided that the successor to
                                                 --------
         such party in any such transaction shall assume in writing or as a matter of law the obligations of such party hereunder with full continuing liability of such party and further provided that prior written notice of such transaction shall be given by such party to all other parties hereto. No assignment shall relieve any party hereto of its obligations hereunder.

14.7 Each of the parties shall execute and deliver all such further documents and agreements and do such further acts as are reasonably required hereby and are not inconsistent with any other provisions of this Agreement.

14.8 Each party agrees to keep confidential all information obtained in connection with this Agreement and its performance as long as and to the extent that it has not been made known to the public without fault of the other party. If this Agreement is terminated or rescinded for any reason, this confidentiality obligation shall remain in effect indefinitely. After signature of this Agreement, the parties shall jointly issue a mutually agreeable press release. Neither party shall, without the prior approval (not to be unreasonably withheld or delayed) of the other, issue any oral or written statement to the press or to the public regarding this Agreement, except as required by law or the rules of any stock exchange or governmental or other regulatory authority, including the requirement to make a disclosure of the value of the consideration in the next published accounts of either party. Nothing in this Section 14.8 shall be understood to prevent any party from filing a claim against the other party before court on the basis of this Agreement.

14.9 In addition to Section 14.8 and except as otherwise provided in this Agreement, after the date of this Agreement Sellers shall not use or disclose to third parties any information disclosed, transferred, assigned, licensed or otherwise made available by or to Purchaser hereunder and relating to the transfer of the Business, unless such information (i) is or becomes public knowledge through no fault of Sellers, (ii) is passed to Sellers after the Closing Date by a third party which is under no obligation of confidentiality, or (iii) has to be disclosed by Sellers pursuant to law, judicial or official order; in such case Sellers shall notify Purchaser in advance about the impending disclosure.

14.10 This Agreement shall be governed by the laws of Germany, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to, or the subject of, this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern. The German law of conflicts (Internationales Privatrecht) and UN law on the Purchase of Goods and Services shall not apply.

14.11 Purchaser shall procure, and with respect to the Non Fully Owned JAC Group Companies shall use its reasonably best efforts to procure, that
         (i) Seller 1 or its advisors shall have reasonable access to the employees and JAC Records of each of the JAC Group Companies including any successors, so that Seller 1 can fully enforce any rights and determine any obligations it may have under Sections 5, 8 and 10 of this Agreement or in relation to the JAC Group towards third parties or authorities, and (ii) to the extent legally possible the JAC Group Companies act in accordance with this Agreement.

14.12 The Parties to this Agreement shall enter into a separate arbitration agreement as of the date hereof substantially in the form set forth in
         Exhibit 14.12 to the Reference Deed.
         -------------

14.13 At certain places in this Agreement, reference is made to the Reference Deed. The parties hereby incorporate such Reference Deed into this Agreement and waive their right to have such Reference Deed read aloud and attached hereto. The Reference Deed was available for inspection during the notarisation of this Agreement. Wherever in this Agreement reference is made to exhibits, and these exhibits are not attached hereto, the reference is made to the exhibits of the Reference Deed.

14.14 This Agreement is for the sole benefit of the parties, and no third party is entitled to rely on, or will acquire any rights as a result of, this Agreement.

14.15 Should one or more of the provisions of this Agreement be or become invalid and/or unenforceable, this shall not affect the validity and enforceability of the remaining provisions. The invalid and/or unenforceable provision shall be replaced by a valid and enforceable one the economic content of which comes as close as possible to the economic content of the invalid and/or unenforceable provision. The same shall apply in case of an omission.

14.16 Guarantor hereby guarantees (selbstandiges Garantieversprechen) as if it were primarily responsible for the fulfillment of Purchaser's obligations under this Agreement.

14.17    (continued on next page)

IN WITNESS THEREOF this Notarial Deed has been read aloud to the persons appearing and was confirmed and approved by the persons appearing. The persons appearing then signed this Deed. All this was done at6 the day herebelow written in the presence of me, the Notary Public, who also signed this Deed and affixed my official Seal.

Basel, this 6/th/ (sixth) day of September 2001 (two thousand and one)

[Signatures of the parties listed on first page]

                                List of Exhibits

 Exhibit 1.4               JAC Asset Transfer Agreement
 Exhibit 1.5(a)            Foreign Sub Contribution Agreement
 Exhibit 1.5(b)            Non-European JAC Companies
 Exhibit 1.6               JAC Contribution Agreement
 Exhibit 1.7               JAC Italia Purchase Agreement
 Exhibit 1.8               JAC Brasil Purchase Agreement
 Exhibit 1.9               European JAC Companies
 Exhibit 5.2.1             Permitted Transactions
 Exhibit 5.5               Strategy and Integration Letter
 Exhibit 5.12              Environmental Insurance Policy
 Exhibit 6.3               Trust Agreement
 Exhibit 7.1               Financial Statements 2000
 Exhibit 7.4               Accounting Guidelines of JAC Group
 Exhibit 8.2.1             Articles of Association Non-Fully Owned JAC
                           Group Companies
 Exhibit 8.2.3             Liens of Shares
 Exhibit 8.2.6             Dividends
 Exhibit 8.5.1             Liens of Assets
 Exhibit 8.6               Real Estate
 Exhibit 8.7.1(a)          Intellectual Property
 Exhibit 8.7.1(b)          Licensing-in
 Exhibit 8.7.2             Licensing-out
 Exhibit 8.8               Material Contracts
 Exhibit 8.9.1             Compliance with Permits
 Exhibit 8.10.3            Powers of Attorney
 Exhibit 8.10.6            Certain Shop Agreements
 Exhibit 8.12.1            Legal Disputes and Proceedings
 Exhibit 8.12.2            Product Liability Claims
 Exhibit 8.13              Certain Key-Customers and Suppliers
 Exhibit 8.15.1            Compliance with Environmental Law and Health and
                           Safety Standards
 Exhibit 8.18              Financial Advisers
 Exhibit 8.19              Related Party Transactions
 Exhibit 8.22.2            Tax Audited Periods
 Exhibit 9.1.3             Authorization of Purchaser
 Exhibit 10.12             Knowledgeable Persons
 Exhibit 14.1              Outstanding Monetary Obligations
 Exhibit 14.12             Arbitration Agreement